UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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ITRON, INC.
(Name of Registrant as Specified in Its Charter)
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ITRON, INC.
2111 N. Molter Road
Liberty Lake, Washington 99019
Notice of 2021 Annual Meeting of Shareholders

When: May 13, 2021 at 9:00 a.m., Central Time	Where: Virtual Meeting – see details below	Who Can Vote: Shareholders of Itron’s common stock as of the record date, March 16, 2021	Attending the Meeting: Shareholders who wish to attend the meeting in person should review the instructions set forth below under “Attending the Annual Meeting.”
We are holding our annual meeting via a “virtual” format. Therefore, we cordially invite you to electronically attend the Annual Meeting of Shareholders of Itron, Inc., which will be held on May 13, 2021, at 9:00 a.m., Central Time. We are pleased to announce that this year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/ITRI2021. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. As always, we encourage you to vote your shares prior to the annual meeting. The annual meeting will be held for the following purposes:
Items of Business:
1.	To elect two directors to the Company’s Board of Directors.
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2020.
3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2021 fiscal year.
4.	To transact any other business that may properly come before the annual meeting.
Members of the Company’s management will not make any formal presentation as part of the annual meeting, but will be available to address questions from shareholders, as appropriate. In addition, we expect all of our director nominees together with those directors continuing in office will attend the annual meeting.

Important notice regarding the availability of proxy materials for the shareholder annual meeting to be held on May 13, 2021. Our 2021 proxy statement is attached and, along with the Annual Report, is available for all shareholders at https://materials.proxyvote.com. Financial and other information concerning Itron is contained in our Annual Report for the 2020 fiscal year.

Your vote is very important. To ensure representation at the annual meeting, shareholders are urged to vote as promptly as possible. To vote your shares, please refer to the voting instruction form on the website noted above, or review the section titled “Quorum and Voting” in the proxy statement. Any shareholder attending the annual meeting may vote in person (virtually) even if that shareholder has returned a proxy.
By Order of the Board of Directors,

Sarah E. Hlavinka
Corporate Secretary
Liberty Lake, Washington March 22, 2021

This proxy statement is being furnished to shareholders of Itron, Inc. (the Company or Itron) in connection with the solicitation by our Board of Directors of proxies for use at the 2021 Annual Meeting of Shareholders. The meeting is scheduled to be held on May 13, 2021, at 9:00 a.m., Central Time, via live webcast through the link, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). We have made these materials available to you over the Internet, or have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2021 Annual Meeting. This solicitation is for proxies for use at the annual meeting or at any reconvened meeting after an adjournment or postponement of the annual meeting. The Company’s principal executive office is at 2111 North Molter Road, Liberty Lake, Washington, 99019.
Attending the Annual Meeting
You are entitled to attend the virtual annual meeting only if you were a shareholder of record as of the Record Date for the annual meeting, or you hold a valid proxy for the annual meeting. You may attend the annual meeting, vote, submit a question, and view the list of registered shareholders as of the record date during the annual meeting by visiting www.virtualshareholdermeeting.com/ITRI2021 and using your 16-digit control number to enter the meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.
Internet Availability of Annual Meeting Materials
Our proxy materials will be available for you to access over the Internet. On or about March 26, 2021, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (Notice) directing shareholders to the website provided on the Notice where they can access our proxy materials and view instructions on how to vote via the Internet or by phone. The Notice will also provide instructions for obtaining paper copies of the proxy materials and a proxy card, if requested by a shareholder.
The following proxy materials will be available for you to review online:
•	The Company’s Notice of Annual Meeting of Shareholders;
•	The Company’s 2021 Proxy Statement;
•	The Company’s Annual Report to Shareholders for the year ended December 31, 2020 (which is not deemed to be part of the official proxy soliciting materials); and
•	Any amendments to the foregoing materials that may be required to be furnished to the shareholders by the Securities and Exchange Commission (SEC).
Proposals to Be Voted on at the Annual Meeting
At the annual meeting, we will consider and vote on the following proposals:
(1)	to elect two directors to the Itron, Inc. Board of Directors, each for a term of three years ending upon our 2024 annual meeting of shareholders;
(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year that ended December 31, 2020 (Say-on-Pay vote);
(3)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the 2021 fiscal year; and
(4)	to transact any other business that may properly come before the annual meeting.

Record Date and Outstanding Shares
Holders of record of our common stock at the close of business on March 16, 2021, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 45,121,684 shares of our common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the two directors to be elected and one vote on each other matter to be voted on at the annual meeting. Each of our directors and executive officers intends to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of: (1) the election of the nominees for director; (2) the advisory approval of the compensation we paid our named executive officers in 2020; and (3) the ratification of Deloitte & Touche LLP as our independent registered public accountant for the 2021 fiscal year.
Quorum and Voting
Each shareholder is entitled to one vote per share of common stock held on each matter to be voted on. Our annual meeting will be through a virtual-only format solely through means of remote communication, and participation by such means shall constitute presence in person at the meeting. The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date will constitute a quorum. Attendance by abstentions and “broker non-votes” (shares held by a broker or nominee who does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted only for purposes of determining the presence of a quorum.
How to Vote Your Shares in Person and Participate at the Annual Meeting
This year’s annual meeting will be held entirely online. Shareholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/ITRI2021. To participate in the meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the annual meeting. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.
How to Vote Your Shares without Attending the Annual Meeting
To vote your shares without attending the meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the shareholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the shareholder of record. This way your shares will be represented whether or not you are able to attend the meeting.
You may vote your shares in one of several ways, depending on how you own your shares.
Registered Shareholders (Shares held in your name)
Registered shareholders can vote in person, by Internet, by telephone, or by mail, by casting their vote as follows:
(1)
Accessing the Internet website specified in the Notice of Internet Availability and following the instructions provided on the website (or if printed copies of the proxy materials were requested, as specified in the printed proxy card); or

(2)
Requesting a printed proxy card and either calling the telephone number specified on the proxy card and following the instructions provided on the phone line, or completing, signing, dating, and promptly mailing the proxy card in the envelope provided; or

(3)	Attending and voting in person at the annual meeting.

Beneficial Shareholders (Shares held in the name of a broker, bank or other holder of record on your behalf)
If your shares are held in the name of a broker, bank, or other nominee or holder of record, follow the voting instructions on the voting instruction form provided to you by the holder of record to vote your shares.
Proposal One – Election of Directors: Each nominee for director is elected by the vote of the majority of the votes cast with respect to that director’s election (meaning the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee). Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares in the election of directors, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number one to the holder of record for your shares, they will not be voted in the election of directors.
Proposal Two – Say-on-Pay Vote (non-binding): The non-binding advisory vote on this proposal will be approved if the majority of votes cast are in favor of the proposal (meaning the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal). Abstentions from voting on this matter will not be counted. Brokers and other holders of record do not have discretionary voting authority to vote your shares for this proposal, absent voting instructions from you. Therefore, if you are a beneficial shareholder and do not provide voting instructions on proposal number two to the holder of record for your shares, they will not be voted on this proposal.
Proposal Three – Ratification of Appointment of Independent Auditor: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2021 will be ratified if the majority of the votes cast are in favor of the proposal (meaning the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal). Abstentions from voting on this matter will not be counted. Brokers and other holders of record do have discretionary authority to vote shares on this matter. Therefore, there will be no broker non-votes on the ratification of the Company’s independent registered public accountant.
Unless contrary instructions are specified, if the proxy is completed and submitted (and not revoked) prior to the annual meeting, the shares represented by the proxy will be voted as follows: (i) FOR proposals one, two, and three; and (ii) in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting.
Revocability of Proxies
Shares represented at the annual meeting by properly signed proxies will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked only by:
•	submitting a later-dated proxy by mail, by Internet or by telephone for the same shares at any time before the proxy is voted;
•	delivering written notice of revocation to the Corporate Secretary of the Company at any time before the vote; or
•	attending the annual meeting and voting in person.
If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn).
Proxy Solicitation
For the 2021 annual meeting, we have retained Broadridge Financial Solutions, Inc. to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $10,000, plus expenses. Proxies may be solicited by personal contact, mail, email, telephone, or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers, and employees may also solicit proxies personally or by telephone, without additional compensation.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors (Board) is divided into three classes, with each director holding office for a three-year term or until his or her successor has been duly elected and qualified, or until his or her death, resignation, or removal from office. At the 2021 Annual Meeting of Shareholders (Annual Meeting), shareholders are being asked to re-elect two Class 2 directors for terms of three years or until their death, resignation, or removal from office or their successors are duly elected and qualified. Unless authority is withheld, the persons named as proxies will vote for the election of the nominees listed below. If any of the nominees become unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.
Our Board has nominated the following persons for election to the Board. Each nominee is currently a director and has indicated that he or she is willing and able to continue to serve as a director.
Class 2 (to serve until the 2024 annual meeting)
Thomas L. Deitrich
Timothy M. Leyden
We have concluded that each of the nominees for re-election, as well as the other directors who will continue in office, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board. As described below in their biographies and the section “Director and Director Nominee Qualifications” that follows, the qualifications of our directors and director nominees support our conclusion that each of the individuals should serve as a director in light of our current business operations and structure.
The Board recommends that shareholders vote “FOR” the election of each of the Class 2 director nominees.
MORE INFORMATION ABOUT OUR DIRECTORS
Class 2 Director Nominees – Three Year Terms That Will Expire in 2024
Thomas L. Deitrich	Director since: 2019	Other Current Public Directorships: ON Semiconductor Corporation
Age: 54

Tom Deitrich is our President and Chief Executive Officer and a member of our Board of Directors. Mr. Deitrich was appointed to his current position and to the Board of Directors in August 2019. Mr. Deitrich joined Itron in October 2015, serving as Itron’s Executive Vice President and Chief Operating Officer until August 2019. From 2012 to September 2015, Mr. Deitrich was Senior Vice President and General Manager for Digital Networking at Freescale Semiconductor, Inc. (Freescale), and he served as the Senior Vice President and General Manager of Freescale’s RF, Analog, Sensor, and Cellular Products Group from 2009 to 2012. Mr. Deitrich held other roles of increasing responsibility at Freescale from 2006 to 2009. Prior to Freescale, Mr. Deitrich worked for Flextronics, Sony-Ericsson/Ericsson, and GE.

Qualifications: Mr. Deitrich brings to the Board more than 20 years of executive experience in technology businesses, having held roles in research and development, product management, manufacturing, business development, and general management. As Itron’s prior Chief Operating Officer, Mr. Deitrich has extensive knowledge of Itron’s global operations, including finance, product development, manufacturing, procurement, product management, go-to-market and sales, and strategy. Additionally, Mr. Deitrich has been involved with a number of mergers and acquisitions at Itron. During his tenure at Itron, he has had extensive exposure to global systems and utilities throughout the world. As the only employee director, Mr. Deitrich provides the Board with valuable insight into management’s views and perspectives, as well as the day-to-day operations of Itron. In 2020, Mr. Deitrich was appointed to the board of directors of ON Semiconductor Corporation (NASDAQ: “ON”).

Timothy M. Leyden	Director since: 2015	Other Current Public Directorships: None
Age: 69	Independent

Tim Leyden retired in 2015 after eight years with Western Digital Corporation (NASDAQ: “WDC”), a company that manufactures hard-disk drives and solid state storage devices used to record, store, and recall volumes of data. He served as WDC’s Chief Financial Officer from 2013 until January 2015, President of Western Digital, one of WDC’s two operating subsidiaries, from 2012 to 2013, its Chief Operating Officer from 2010 to 2012, and its Executive Vice President of Finance and Chief Financial Officer from 2007 to 2010. Prior to joining WDC, Mr. Leyden was Vice President and then Senior Vice President of Finance and Chief Financial Officer for various USA divisions of Sage Software PLC, a customized software solutions business, from 2001 to 2007. Mr. Leyden serves on the board of advisors for Oracle Elevator Company, a private company providing maintenance, repair, and modifications to commercial elevators, and on the board of advisors of BlytheCo, a private company that brokers a variety of 3rd party software solutions to all sizes of businesses. These solutions include ERP and CRM software installations. Mr. Leyden also serves on the Dean’s Advisory Board at the University of California Irvine’s Paul Merage School of Business.

Qualifications: Mr. Leyden brings to the Board a mix of financial and operational experience (in both hardware and software industries), in addition to a background that includes mergers and acquisitions and integration experience related to the assimilation of acquired companies into both WDC and Sage Software. His prior experience with overseeing global manufacturing, engineering, marketing, and sales operations, when combined with his financial and accounting background, adds a depth of international insight to the Board.

Current Class 2 Director – Not Nominated for Reelection — Director With Term That Will Expire in 2021
Daniel S. Pelino	Director since: 2014	Other Current Public Directorships: None
Age: 64	Independent

Dan Pelino will be retiring from the Board effective May 13, 2021 and is not a nominee for election at the forthcoming Annual Meeting. Mr. Pelino has served as a distinguished member of the Board since 2014. We gratefully acknowledge his dedicated service and numerous contributions to Itron. He retired from International Business Machines Corp., the multinational technology company (NYSE: “IBM”) in November 2016, where he had been employed since 1980, most recently as General Manager of IBM’s public sector business, a position he had held since 2012. The public sector business focused on government, education, healthcare and life sciences industries, including IBM’s Smarter Cities initiative. While at IBM, Mr. Pelino held several other positions of escalating responsibility focused on helping organizations, states, and countries transform and digitize their technology systems. Mr. Pelino currently serves on the executive committee for the Patient Centered Primary Care Collaborative and on the board of directors of the Healthcare Executive Network.

Qualifications: Mr. Pelino provides the Board with a strong background in technology, brand marketing, and business innovation and development. With his worldwide experience in governmental business and strategies, he brings a current global business perspective to the Board. In addition, Mr. Pelino’s knowledge of digitized services created for economic development adds invaluable insight to the Company’s smart metering systems and strategies for its utility customers.

Current Class 3 Directors– Directors With Terms That Will Expire in 2022
Lynda L. Ziegler	Director since: 2013	Other Current Public Directorships: None
Age: 68	Independent

Lynda Ziegler was elected Vice Chair of the Board in April 2015, and then Chair of the Board in September 2016. She was elected to a second term as Chair of the Board at the 2019 annual meeting. In September 2012, Ms. Ziegler retired from Southern California Edison (SCE), one of the largest electric utilities in the U.S. (and a customer of Itron), whose parent is Edison International. During her tenure at SCE, she held various management positions related to customer program offerings, customer service, development, communication and implementation of energy efficiency programs, marketing and communication of smart meters, and generally led all aspects of delivering power to almost 5 million customers. From 2006 to 2011, Ms. Ziegler was Senior Vice President of Customer Service, and from January 1, 2011 until her retirement in September of 2012, she served as Executive Vice President of Power Delivery Services, where she was responsible for transmission and distribution construction and maintenance, customer service, information technology (IT), and support services including procurement and real estate management. In the past, she has served on the advisory committee for power delivery and utilization at the Electric Power Research Institute and was a founding member of the Board of the Association for Women in Water and Energy.

Qualifications: Ms. Ziegler brings to the Board her extensive background with public utilities, especially with her recent responsibilities in the industry related to smart meters and customer relations from the utility perspective. Her breadth of knowledge of software services, transmission and distribution construction and maintenance, IT, and business development adds to the diverse business backgrounds of our other members of the Board.

Thomas S. Glanville	Director since: 2001	Other Current Public Directorships: MIND Technology, Inc.
Age: 62	Independent

Thomas Glanville has been the Managing Partner of Eschelon Advisors, LP and affiliates, providing energy and private equity investment and advisory services since 2003. From 1999 to 2002, Mr. Glanville served as Vice President of Technology and New Ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. In September 2015, he was appointed to the board of directors of MIND Technology, Inc. (NASDAQ: “MIND”), a publicly traded company providing technology and solutions in oceanographic, hydrographic, defense, seismic, and security industries, where he also serves as chair of the board’s audit committee and on its nominating and compensation committees. He currently serves on the board of directors for Strand Energy, LLC, a privately-held oil and gas exploration and production company, and Crescent Pass Energy, LLC, a private oil and gas production company. He served as Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (Houston, Austin, San Antonio) from 2011 through 2016.

Qualifications: Mr. Glanville brings to the Board financial expertise, industry-related experience through his association with Reliant Energy, energy sector exposure through the Eschelon entities and MIND Technology, and skills that include his involvement with electric metering studies and research while he was Vice President of Technology and New Ventures for Reliant Energy.

Diana D. Tremblay	Director since: 2015	Other Current Public Directorships: None
Age: 61	Independent

Diana Tremblay retired from General Motors Company, the motor vehicle manufacturer and distributor multinational corporation (NYSE: “GM”) in September 2017. She had been with that company since 1977, and during her tenure at GM, she held a variety of positions in engineering, manufacturing, and labor relations, including direct operational responsibility for over 50,000 employees. From July 2013 until her retirement, Ms. Tremblay served as Vice President of Global Business Services, where she was charged with streamlining administrative processes around the world to improve service quality, reduce complexity, and achieve cost efficiencies in such areas as finance, human resources, real estate, purchasing, asset management, and master data. From December 2009 to July 2013, Ms. Tremblay held the position of Vice President of Manufacturing at GM.

Qualifications: Ms. Tremblay brings to the Board her broad business experience that includes her previous roles at GM as an engineer, plant manager, head of manufacturing, and lead labor relations negotiator, which together with her knowledge of business services and global manufacturing processes, provide additional international, administrative, and manufacturing perspectives to the Board.

Current Class 1 Directors– Directors with Terms That Will Expire in 2023
Jerome J. Lande	Director since: 2015	Other Current Public Directorships: CONMED Corporation
Age: 45	Independent

Jerome Lande joined Scopia Capital Management LP (Scopia), an asset management firm, in April 2016 and is currently a Partner and Head of Special-Situation Investments. He was previously the Managing Partner of Coppersmith Capital Management LLC (Coppersmith), an asset management firm focused on equity investing in small to mid-cap markets and in long-term value creation, which he co-founded in April 2012. Prior to co-founding Coppersmith, Mr. Lande was a partner of MCM Capital Management, LLC, the general partner of MMI Investments, LP, a small-cap investment fund founded in 1996 to employ private equity investing methodologies in public equities, and where Mr. Lande oversaw research, trading and activism from 1998 to 2011. Prior to that time, he was associated with other equity investment firms where he was directly involved with corporate development as well as equity growth. Mr. Lande is a member of the board of directors of CONMED Corporation (NASDAQ: “CNMD”), a public global medical technology company, where he also serves on the compensation committee and chairs the strategy committee.

Qualifications: Mr. Lande brings to the Board financial and investing acumen gained through his many years of experience at several equity investment firms, including his current employer Scopia (and affiliates).

Frank M. Jaehnert	Director since: 2015	Other Current Public Directorships: Nordson Corporation
Age: 63	Independent

From 1995 until his retirement in 2013, Frank Jaehnert held several roles with Brady Corporation (NYSE: “BRC”), a publicly traded manufacturer and marketer of complete solutions that identify and protect premises, products and people. These roles included President and Chief Executive Officer from 2003 to 2013, Senior Vice President and President of a business line from 2002 to 2003, and Vice President and Chief Financial Officer from 1996 to 2001. Prior to joining Brady Corporation, Mr. Jaehnert held various financial and management positions for Robert Bosch GmbH, a German multinational engineering and electronics company. Mr. Jaehnert serves on the board of directors of Nordson Corporation (NASDAQ: “NDSN”), which he joined in 2012. NDSN is a publicly traded large manufacturing company. Mr. Jaehnert is the chair of the NDSN audit committee.

Qualifications: Mr. Jaehnert has extensive, broad-based international business and executive management and leadership experience. Mr. Jaehnert’s diverse background, his experience with geographic expansion and acquisitions, as well as his experience serving on other public company boards bring valuable perspectives to the Board.

Gary E. Pruitt	Director since: 2006	Other Current Public Directorships: PS Business Parks, Inc.
Age: 71	Independent

In 2010, Gary Pruitt retired as Chairman of Univar N.V. (Univar), a multi-national chemical distribution company based in Bellevue, Washington, and retired as Chief Executive Officer in October 2009. Before joining Univar in 1978, Mr. Pruitt was a chartered accountant with Arthur Andersen from 1973 through 1977. Mr. Pruitt is a member of the board of directors of PS Business Parks, Inc. (a full-service real estate company) (NYSE: “PSB”), and is a member of its audit committee.

Qualifications: Mr. Pruitt brings to the Board his experience as a chief executive officer of a multi-national company and all the business attributes required of that position, along with operational and manufacturing expertise through his various other management positions held with Univar. His public accounting financial background and other public board experiences provide strategic and global perspectives on our business as well.

Snapshot of Directors and Director Nominees

Director and Director Nominee Qualifications
Our Nominating and Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to our business and business goals. Our skill criteria for our Board members includes a person with the following personal criteria: adheres to and demonstrates the highest ethical standards and personal and professional integrity; an effective negotiator, listener, and team player; a visionary with a strategic and global perspective; a successful leader with a proven record of accomplishments; a problem-solver; an effective decision-maker; and a person who will take a strong interest in the Company. In addition, we believe that certain skills and experience should be represented on the Board, as represented below, although not every Board member must possess all such skills and experience to be considered capable of making valuable contributions to the Board.
	Frank Jaehnert	Tom Glanville	Jerome Lande	Tim Leyden	Tom Deitrich	Dan Pelino(1)	Gary Pruitt	Diana Tremblay	Lynda Ziegler	Total
Executive leadership experience	■	■	■	■	■	■	■	■	■	9
Business development experience	■	■	■	■	■	■	■	■	■	9
Financial literacy/CFO	■	■	■	■	■	■	■			7
Public board and governance experience	■	■	■	■	■	■	■	■	■	9
Industry expertise		■			■				■	3
Global experience	■	■		■	■	■	■	■		7
Manufacturing and/or Supply Chain expertise*	■			■	■	■	■	■		6
Technology and Innovation expertise		■		■	■	■	■			5
Marketing/sales expertise		■	■		■	■	■		■	6
Hardware/software services expertise				■	■	■			■	4
Government expertise						■			■	2
Compensation, Benefits and Talent Management**	■		■	■	■	■		■	■	7
Mergers and Acquisitions	■	■	■	■	■	■	■			7
*	Has run or overseen manufacturing or supply chain operations.
**	Serves as member of the Compensation Committee of our Board or has overseen compensation and benefits in a management capacity.
(1)	Mr. Pelino will be retiring from the Board effective May 13, 2021.

Our Nominating and Corporate Governance Committee generally considers diversity as one of several factors relating to overall composition when recommending nominations to our Board. Although we do not have a formal policy governing how diversity is considered, the Nominating and Corporate Governance Committee generally considers diversity by examining the entire Board membership, including when recommending nominations to our Board. The Nominating and Corporate Governance Committee construes Board diversity broadly to include many factors, including, but not limited to, gender, age, race and ethnicity. As a result, the Nominating and Corporate Governance Committee strives to ensure that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise. Currently, of the seven independent directors on our Board who are nominees or continuing on the Board after the Annual Meeting, three are either former Chief Financial Officers or former Chief Executive Officers, six have global business experience, and two are women, including our Board Chair.
Director Qualifications and Attributes
We have concluded that all of our directors, including the nominees for re-election, have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our Company. We believe that the diverse background of each of our Board members ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen. See also “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.
Compensation of Directors
The Nominating and Corporate Governance Committee annually reviews compensation paid to non-employee directors and makes recommendations for adjustment, as appropriate, to the Board. The Board last adjusted the compensation paid to non-employee directors effective January 1, 2020, and prior to that time, director compensation had remained the same since 2018. Both equity and cash compensation paid to our directors in 2020 was determined using benchmark data from our peer companies provided by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co. (F.W. Cook).
Compensation structure for directors(1)	2020
Regular retainer (all directors except Mr. Deitrich(2) and Board Chair Ms. Ziegler)
Total annual base retainer(3)	$195,000
Cash	$65,000
Stock	$130,000
Annual committee chair retainer (cash)
Compensation	$21,500
Nominating & Corporate Governance	$20,000
Audit/Finance	$25,000
Annual committee member retainer (cash)
Compensation	$6,500
Nominating & Corporate Governance	$5,000
Audit/Finance	$10,000
Board Chair retainer
Total annual Board Chair retainer(3)(4)	$295,000
Cash	$120,000
Stock	$175,000
(1)	Director compensation is payable quarterly at the beginning of each quarter.
(2)	Mr. Deitrich is our CEO. In accordance with the Company’s Corporate Governance Guiding Principles, our employee directors do not receive any compensation for serving on the Board.
(3)
In 2014, the Board adopted a policy that permits a director age 65 or older to elect to receive all of his or her retainer in cash, provided they continuously meet the stock ownership guidelines described in the following paragraph.

(4)	The Board Chair receives no additional retainers for serving on any of our committees.

2020 Director Compensation Table (for all non-employee Directors)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(14)	Option Awards ($)(15)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Glanville(1)(2)	83,517	129,866	—	—	—	—	213,382
Frank Jaehnert(3)(4)	91,500	129,866	—	—	—	—	221,366
Jerome Lande(5)(6)(7)	75,000	—	—	—	—	—	75,000
Timothy Leyden(8)	84,725	129,866	—	—	—	—	214,591
Daniel Pelino(3)(9)	76,500	129,866	—	—	—	—	206,366
Gary Pruitt(5)(10)	205,000	—	—	—	—	—	205,000
Diana Tremblay(11)	86,500	129,866	—	—	—	—	216,366
Lynda Ziegler(12)(13)	120,000	174,876	—	—	—	—	294,876
(1)	Chair of the Audit/Finance Committee for first half of 2020 until May 24, 2020 and member of Audit/Finance Committee for remainder of year.
(2)	Became member of the Nominating and Corporate Governance Committee for second half of 2020.
(3)	Member of the Compensation Committee.
(4)	Chair of the Nominating and Corporate Governance Committee.
(5)	Member of the Audit/Finance Committee.
(6)	Mr. Lande was initially appointed to the Board pursuant to a cooperation agreement with Coppersmith Capital Management, LLC, Scopia Management, Inc., and Jerome J. Lande.
(7)
Mr. Lande waived equity grants through November 1, 2020, but received a pro-rated stock award with a value of $21,549 for the fourth quarter of 2020 that was granted in the first quarter of 2021. His cash retainers were paid directly to Scopia Capital Management LP.

(8)	Member of the Audit/Finance Committee until elected chair of the Audit/Finance Committee on May 24, 2020
(9)	Member of the Nominating and Corporate Governance Committee.
(10)	Mr. Pruitt elected to receive his 2020 equity awards in cash.
(11)	Chair of the Compensation Committee.
(12)	Ms. Ziegler served as a member of the Nominating and Corporate Governance Committee but was not compensated for her service on that committee.
(13)	Board Chair.
(14)
The amounts in this column reflect the aggregate grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Quarterly retainer grants to directors vest immediately.

(15)	No options were granted to non-employee directors in 2020.
Stock Ownership Guidelines
Since 2006, we have maintained stock ownership guidelines for our non-employee directors. We expect our directors to accumulate shares equal to five times their annual cash retainer within five years from their initial appointment or election as a director, or to be making progress towards meeting the guidelines. Based on 2020 director compensation, for our Board Chair that equates to a value of $600,000, and for the other directors, it equates to a value of $325,000. All of our non-employee directors currently comply with these ownership guidelines.
Deferred Compensation Plan
Pursuant to the Company’s Amended and Restated Executive Deferred Compensation Plan dated January 1, 2012, our non-employee directors are eligible to participate in that plan and may defer into a nonqualified account up to 100% of any director fees and 100% of any shares of common stock that he or she anticipates receiving.

CORPORATE GOVERNANCE
Leadership Structure of the Board of Directors
The leadership of our Board is managed by our Board Chair. Our Corporate Governance Guiding Principles (Governance Principles) generally require the role of Board Chair to be held by an independent director who meets the independence requirements of the Nasdaq Stock Market. The Board believes having separate roles of Board Chair and CEO allows for a more balanced workload between the Board Chair and the CEO, especially in light of the current duties and responsibilities of the Board Chair, which include the following:
•	Preside over all meetings of the Board (including executive sessions of the Board) and meetings of the shareholders;
•	Review the agendas of each Board and committee meeting;
•	Prepare agendas as needed for executive sessions of the independent directors;
•	Serve as a liaison between the independent directors and the CEO;
•	In consultation with the CEO, make recommendations to the Nominating and Corporate Governance Committee as to membership of Board committees and appointment of Board committee Chairs; and
•	Perform such other duties as the Board may require.
Pursuant to the Governance Principles, the Board Chair must be an independent director unless the Board determines that the best interests of shareholders would otherwise be better served. The Board Chair is elected by a majority of the members of the Board following the annual meeting of shareholders (or at such other time as a vacancy for the role of Board Chair may occur). The Board Chair serves for a term of three years (provided such director is re-elected by shareholders if his or her term as a director does not coincide with his or her term as Board Chair). The Board Chair may not serve more than two consecutive terms unless the Board approves an extended term. Our current Chair, Lynda L. Ziegler, is serving her second term that will expire at the 2022 annual meeting.
If the Board determines that it is in the best interests of the shareholders to combine the roles of CEO and Board Chair, the Board will appoint a Lead Independent Director with the duties set forth in the Governance Principles.
Corporate Governance Guiding Principles
The Company’s Governance Principles are available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance”.
Board Matters – Meeting Attendance
Our business, property, and affairs are managed under the oversight of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them, by visiting our offices, and by participating in meetings of the Board and its committees.
In accordance with our Governance Principles, directors are expected to attend the Company’s annual meeting of shareholders. All our directors attended the 2020 annual meeting of shareholders in person. During 2020, the Board met six times. All the directors attended at least 75% of the meetings of the Board and committees on which he or she served. Also, in accordance with our Governance Principles, our independent directors meet in an executive session as often as necessary, but no less than two times annually.
Director Independence
Our common stock is listed on the Nasdaq Stock Market stock exchange (Nasdaq). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if that company’s board of directors determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
As recommended by the Nominating and Corporate Governance Committee, the Board has determined that a majority of our Board are independent directors as defined under the rules of Nasdaq and the SEC, with Mr. Deitrich serving as the sole non-independent director. As Mr. Deitrich does not sit on any committees, and as recommended by the Nominating and Corporate Governance Committee, the Board has determined that all members of Itron’s committees are independent under SEC rules and Nasdaq listing rules. In addition, as recommended by the Nominating and Corporate Governance Committee, the Board has determined that all members of our Audit/Finance Committee are independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act).
Committees of the Board
We have three committees to assist the Board in fulfilling its responsibilities: Nominating and Corporate Governance, Audit/Finance, and Compensation. Each of the three current committees operates under a written charter that has been approved by the Board. The committee charters are reviewed annually and are updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. All of the current committee charters are available on our website at http://investors.itron.com/corporate-governance-0. The table below provides the membership of each committee at the end of fiscal year 2020, followed by a description of each committee’s responsibilities.
Director	Compensation	Nominating and Corporate Governance	Audit/Finance
Thomas S. Glanville
Frank M. Jaehnert
Jerome J. Lande
Timothy M. Leyden
Thomas L. Deitrich
Daniel S. Pelino
Gary E. Pruitt
Diana D. Tremblay
Lynda L. Ziegler
Committee Member	Committee Chair
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee (NCGC) is primarily responsible for:
•	developing and implementing our Governance Principles
•	overseeing the process for evaluating the performance of our Board Chair and the CEO, as well as the other directors and the Board as a whole
•	determining the qualifications of the directors serving on the Board, including their independence
•	recommending candidates to serve on the Board
•	reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders

To assist the committee in its identification of qualified director candidates, it has historically engaged an outside search firm and may do so in the future. The NCGC also reviews the compensation paid to our directors and makes recommendations to the Board on director fees and other compensation payable to the Board members.
All of the members of the NCGC are independent under SEC rules and Nasdaq listing rules.
Audit/Finance Committee
The Audit/Finance Committee (AFC) is primarily responsible for:
•	overseeing our accounting and financial reporting processes and the audit of our financial statements
•	determining the compensation of our independent auditors
•	reviewing with management our business financial risks and the process by which management assesses and manages such financial risks
•	selecting, retaining, or terminating our independent auditors
•	monitoring compliance with our code of conduct
The Board has determined that all members of the AFC are independent under SEC rules and Nasdaq listing rules, including Rule 10A-3 of the Exchange Act. The NCGC has determined that all of the current members of the AFC are financially literate in accordance with the Standards of Nasdaq Rule 5605(c)(2)(A)(iv), and “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
The Compensation Committee (CC) is primarily responsible for:
•	recommending to the Board our CEO’s total annual and long-term incentive compensation
•	setting compensation levels for our other executive officers
•	overseeing the administration of various incentive compensation and benefit plans, which includes an annual evaluation of our compensation plans and policies
The CC, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Board or to Company officers. The Board has determined that all members of the CC are independent under SEC rules and Nasdaq listing rules. In addition, all CC members are “non-employee directors” under Section 16b-3 of the Exchange Act and “outside directors” for the purposes of Section 162(m) of the U.S. Internal Revenue Code. See “EXECUTIVE COMPENSATION – CD&A” in this proxy statement for more information on the CC’s responsibilities regarding the compensation of our executive officers.
Compensation Committee Interlocks and Insider Participation
No member of our Board’s Compensation Committee has served as an officer or employee of the Company. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.
Transactions with Related Persons
There were no related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in fiscal year 2020. In order to determine this, the Board requires our executive officers, directors and director nominees to disclose certain information regarding related person transactions. A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) that involves the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. The current threshold required to be disclosed under SEC regulations is $120,000. Under its charter, the Audit/Finance Committee of the Board has been delegated with the responsibility of reviewing and approving any related person transactions.
Our Board’s Role in Risk Oversight
The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executives’ management of risks relevant to the Company. The Board determines, directly or through Board committees, whether: (i) there are adequate processes designed and implemented by Company management such that risks have been identified and are being managed; (ii) the risk management processes are intended to ensure that Company risks are taken into account in corporate decision-making; and (iii) the risk management processes and procedures ensure that material risks to the Company are brought to the attention of the Board or an appropriate committee of the Board. Each of the Company’s risk management processes are reviewed periodically (but at least once a year) by either the Board or an appropriate committee to which the Board has delegated specific oversight responsibility, as described below. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. Committee Chairs regularly report to the full Board on actions taken at committee meetings. At least annually, the Board conducts a review of our long-term strategic plans, and at each of our quarterly meetings, our General Counsel updates the Board on material legal and regulatory matters.
Board		Compensation		Nominating and Corporate Governance		Audit/Finance
•	Overall responsibility for risk oversight	•
Responsible for overseeing compensation risks, including assessing possible risks from our compensation plans and policies for our executives and ensuring that our executive compensation is aligned with Company performance
				•	Oversees our overall corporate governance, including Board and committee composition, Board size and structure, and our director independence	•	Responsible for reviewing our major financial risk exposures, financial reporting, and monitors our credit and liquidity risk, and compliance risk
•	Assesses directly, through Board committees or through established processes and procedures, risks relevant to the Company
				•	Reviews our Governance Principles annually pursuant to its charter
						•	Meets regularly with our independent auditors and in executive session to facilitate a full and candid discussion of risk and other issues
		•	Reviews a summary and assessment of such risks annually and in connection with discussions of various compensation elements and benefits throughout the year

Following a review of the Company’s current risk management systems and processes, the Board has concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, provided that the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other Board members, and provide timely and adequate reports to the full Board. The Board continually evaluates its risk oversight role.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all directors, officers, and employees of the Company and any subsidiary of the Company and is available on the Company’s website, www.itron.com, by selecting “Investors” and then “Corporate Governance.” In addition, we have adopted policies and procedures for reporting and investigating suspected violations of the Code of Conduct. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of or provisions of the Code of Conduct, that applies to the CEO or the CFO, by posting such information on our website, www.itron.com.
Anti-Hedging and Pledging Policy
The Company has adopted an Anti-Hedging Policy that prohibits our directors, officers, and employees from entering into transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. See “EXECUTIVE COMPENSATION – CD&A – Anti-Hedging Policy” in this proxy statement for more information on this policy.
Incentive Repayment (Clawback) Policy
The Company has adopted a repayment or “clawback” policy, which provides that if a bonus or equity award (Award) is paid that is conditioned on meeting certain financial metrics, and, subsequently, there is a required financial restatement, which, had the correct information been known at the time, would have resulted in a lower Award, then the Board has the right to demand repayment of the excess amount of the Award, net of taxes, from an executive officer who has received an Award. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, it is required that the Board demand repayment from the executive officer engaged in the fraud of the full Award, net of taxes.
Director Nominations by Shareholders
In accordance with the Company’s Amended and Restated Bylaws, in order to nominate a director for election to the Board at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Corporate Secretary of the Company at the Company’s executive offices no fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:
•	the name and address of the shareholder;
•	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;
•	a statement of the number of shares of the Company that are beneficially owned by the shareholder;
•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
and the following information with respect to the person nominated by the shareholder:
•	name and address;
•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable SEC rules;
•	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and
•	the consent of such nominee to serve as a director, if elected.
Other directors and senior management of the Company may also recommend director nominees for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration the qualification criteria set forth under “ELECTION OF DIRECTORS – Director and Director Nominee Qualifications” in this proxy statement. In the event of a shareholder recommendation, the Nominating and Corporate Governance Committee screens and evaluates the person recommended in the same manner as other candidates. In addition, the Nominating and Corporate Governance Committee determines if the proposed director nominee will have sufficient time available to effectively carry out his or her Board duties and responsibilities. The Nominating and Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.
Shareholder Communications with the Board
The Company’s Board provides a process whereby shareholders may contact the Board or any committee as a group or any committee Chair or individual director, by email addressed to boardofdirectors@itron.com. Shareholders should clearly specify in each communication the name of the director to whom the communication is addressed. Shareholders may also write to the Board or any committee as a group or any committee Chair or individual director by sending the communication to: Itron, Inc., Attn: Corporate Secretary, 2111 N. Molter Road, Liberty Lake, WA 99019. Communications may also be submitted through our website at www.itron.com by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”
Shareholder communications are delivered directly to the Corporate Secretary of the Company, who then determines whether to forward such communications to the specified director addressees. You can access a description of the process that the Corporate Secretary uses for determining whether to forward shareholders’ communications to directors at our website, www.itron.com, by selecting “Investors,” “Corporate Governance,” and then “Contact the Board.”
Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2022 annual shareholders meeting should follow the procedures specified under “SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING” in this proxy statement. Shareholders wishing to nominate directors should follow the procedures specified under “CORPORATE GOVERNANCE – Director Nominations by Shareholders” in this proxy statement.

PROPOSAL 2 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (Say-on-Pay)
We are asking our shareholders to approve a non-binding advisory resolution on the Company’s executive compensation programs for our named executive officers (NEOs) (commonly known as “say-on-pay”) as we have described them in this proxy statement. Although this advisory vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for our executives. As discussed in the Compensation Discussion and Analysis (CD&A) section of this proxy statement, we believe our compensation programs are reasonable, competitive and strongly focused on pay-for-performance principles that will result in the creation of long-term shareholder value. Some of the features of our compensation programs that illustrate our philosophy are:
•
A significant portion of an NEO’s compensation is at-risk or performance-based and subject to the Company’s operating and financial performance. We consider annual cash-based incentives, equity long-term incentives, and stock options to be performance-based, because each of these three elements is valuable to the executive only if performance goals are achieved and/or our share price improves. In fiscal year 2020, the executive compensation package (base salary and short- and long-term incentives at target) included 83% of at-risk compensation for the CEO and an average of 70% of at-risk compensation for the other NEOs. Our long-term incentive plan (LTIP) for equity awards granted under our Amended and Restated 2010 Stock Incentive Plan (A&R 2010 Plan) or Second Amended and Restated 2010 Stock Incentive Plan (Second A&R 2010 Plan), as applicable, has three-year performance periods, with one-year averages determined each year for measurement purposes, to encourage NEOs to make decisions that align our long-term goals with shareholder interests and to discourage excessive risk taking.

•
Stock ownership guidelines require executive officers who are NEOs to acquire and hold certain amounts of Itron stock to further strengthen alignment of management’s interest with those of our shareholders.

•
We have established an Incentive Repayment (Clawback) Policy that covers awards under all of our incentive programs, and provides that if a bonus or equity award is paid that is conditional on meeting certain financial metrics, and subsequently, there is a required material financial restatement, which, had the correct information been known at the time, would have resulted in a lower award, then the Board (or its delegated committee) has the right to demand repayment of the excess amount of the award, net of taxes. If the Board (or its delegated committee) determines that fraud has resulted in a material financial restatement, the Board is required to demand repayment of the full award, net of taxes.

•
We maintain our long-standing commitment to strong corporate governance by continuing our policies of (i) separate Board Chair and CEO roles, (ii) majority voting for directors, (iii) all independent Board members (except our CEO) and all independent committee members, (iv) executive sessions of independent directors, and (v) prohibition on hedging or pledging of Itron stock by our executive officers.

•
The compensation of our NEOs varies depending upon the achievement of pre-established performance goals determined by the Compensation Committee (or the independent members of the Board, for the CEO), which are intended to serve as incentives for our NEOs. When performance does not meet the pre-established target goals then the amount of compensation paid to our executives is correspondingly reduced or eliminated. Conversely, when the Company’s operating and financial performance meets or exceeds the pre-established performance metrics, then the amount of compensation paid to our executives increases. See “The 2020 Executive Compensation Program in Detail” in the CD&A.

We believe our executive compensation policies have enabled us to retain and attract exceptional senior executives whose talent and experience have helped Itron become a leader in our industry. Our Compensation Committee (and for the CEO compensation, also the independent members of the Board), which provides overall direction for our compensation programs, believes the fiscal year 2020 compensation paid to our NEOs is reasonable and appropriate and adequately reflects the Company’s overall performance in 2020.
Shareholders are encouraged to read the full details of our executive compensation programs as described in the “COMPENSATION DISCUSSION & ANALYSIS (CD&A)” and “EXECUTIVE COMPENSATION TABLES” sections of this proxy statement.

For the reasons provided above, we recommend that the shareholders vote in favor of the following resolution:
RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2021 annual meeting of shareholders, which disclosure includes the Executive Compensation Tables, and the accompanying footnotes and narrative disclosures within the proxy statement.
The Board recommends that shareholders vote “FOR” the approval of the compensation paid to our named executive officers in fiscal year 2020
COMPENSATION DISCUSSION & ANALYSIS (CD&A)
Executive Compensation
This CD&A explains our executive compensation program for our named executive officers (NEOs) listed below. The CD&A also describes the process followed by the Compensation Committee of the Board (referred to as the Compensation Committee or the Committee in this CD&A) for making pay decisions, as well as its rationale for specific decisions related to 2020.
Name	Title
Thomas L. Deitrich	President and CEO
Joan S. Hooper	Senior Vice President and CFO
Sarah E. Hlavinka	Senior Vice President, General Counsel and Corporate Secretary
Michel C. Cadieux	Senior Vice President, Human Resources
Donald L. Reeves III	Senior Vice President, Outcomes
Executive Summary
Business Performance
With the COVID-19 pandemic (COVID-19) impacting our global customers and operations, Itron’s top priorities in 2020 were ensuring the health and safety of our employees, customers and the communities we serve, while continuing to execute on our strategy. We expanded our footprint of endpoints under management by 15% since 2019; reached 2.7 million distributed intelligence-enabled endpoints deployed; launched the 2020 restructuring program to improve our operational efficiencies; improved visibility to our Environmental, Social & Governance (ESG) efforts; and exited 2020 with a record high backlog of $3.3 billion.
The COVID-19 pandemic impacted our customers, our operations, and our financial results in 2020. We reduced discretionary spending, eliminated annual variable cash compensation, and focused our efforts on working capital to manage through the near-term impact. From the height of the disruption in the second quarter of 2020, we have seen gradual improvement and positive indicators as we exited 2020. Much of the operational and financial actions Itron took in 2020 helped reduce the impact that the COVID-19 pandemic had on our performance. Itron’s 2020 revenue, non-GAAP earnings per diluted share (non-GAAP EPS)(1)(2), earnings before interest, tax, depreciation and amortization (Adjusted EBITDA)(1)(3), and Free Cash Flow(1)(4), as compared to 2019, were:
•	Revenue of approximately $2.2 billion, a decrease of 13%;
•	Adjusted EBITDA of approximately $178 million, a decrease of 34%;
(1)
A schedule reconciling Adjusted EBITDA to net income, non-GAAP EPS to net income and free cash flow to net cash provided by operating activities is available on page 44 of our 2020 Annual Report on Form 10-K.

(2)	We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period.
(3)
We define Adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible assets, restructuring, acquisition related expense, goodwill impairment and (c) excluding the tax expense or benefit.

(4)	We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment.

•	Non-GAAP EPS of $1.85, a decrease of 44%; and
•	Free Cash Flow of $63 million, a decrease of 44%.
The efforts we made in 2020 have made Itron more agile and capable for the future. We are emerging stronger with a renewed focus for innovation, resiliency and sustainability to better serve all of our stakeholders.
Compensation Highlights
Our executive compensation program has three primary elements: base salary, annual cash incentives (as part of our Executive Management Incentive Plan (EMIP)), and long-term equity incentives (as part of our Long-Term Incentive Plan (LTIP)). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable shareholder value creation.
Compensation Decisions Prior to COVID-19. In December 2019, prior to COVID-19, the Compensation Committee took several important actions when setting 2020 compensation:
•
Salary: Ms. Hooper and Mr. Cadieux were the only NEOs who received base salary adjustments in 2020, in each case to better align their base salaries with the market. See “Base Salary” in this CD&A for details.

•	EMIP:
○	Approved EMIP financial targets at higher levels than 2019 performance to drive year-over-year results, requiring improved performance in 2020 to earn threshold and target payouts;
○	Set the maximum EMIP payout at 150% of target instead of the maximum of 200% allowed by the EMIP; and
○	Changed the mix of metrics to provide a balance between Adjusted EBITDA and Revenue, and promote profitable growth, as follows:
Performance Objectives	Performance Metrics & Weightings	EMIP Weighting
Financial (100%)	Adjusted EBITDA*	45%
	Revenue	45%
	Free Cash Flow	10%
Total		100%
*	If the threshold Adjusted EBITDA goal is not achieved, no portion of the EMIP award will be paid.
Adjusted EBITDA focuses on profitable growth, while continuing to provide strong accountability for returns. Revenue ensures we are delivering an appropriate level of top-line growth. Free Cash Flow is a strong indicator of profitability adjusted for non-cash expenses and capital investments. The Compensation Committee retains discretion to further adjust the award upward or downward based on its assessment of individual performance.
•
LTIP: For fiscal 2020, the Compensation Committee approved annual long-term incentives using its historic equity mix of 50% performance-based restricted stock units (PRSUs), 25% stock options and 25% time-vested restricted stock units (RSUs). See “Long-Term Incentives” in this CD&A for details.

The Impact of COVID-19 on Compensation Decisions. As the Company responded to the COVID-19 pandemic, we determined that preserving jobs, keeping our employees safe, and our customers operational during 2020 would be our top priorities. To support these priorities, the Compensation Committee, along with senior management, agreed that the proper action would be to allow the incentive plans to function as designed. Therefore, the Compensation Committee did not make any adjustments to the performance metrics or goals under the EMIP or for purposes of calculating earned PRSUs for 2020. In addition, the Committee made the decision to forgo applying discretion in adjusting such awards, despite its ability to do so. As a result, based on our 2020 financial performance and consistent with our program design, we were able to avoid COVID-19 related furloughs or other adverse pay actions to our broader workforce. With this as the backdrop, and based on our performance results, the Compensation Committee made the following incentive plan payout decisions for fiscal 2020:
•
EMIP: 2020 Adjusted EBITDA did not meet threshold performance levels, which resulted in an overall attainment percentage of 0%. See “Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)” in this CD&A for details.

•
LTIP: Consistent with the terms of the LTIP, the NEOs earned 54.2% of their target PRSUs for the 2018-2020 performance cycle. This attainment is the combination of an average non-GAAP EPS target attainment of 47.1% and a total shareholder return (TSR) multiplier of 115%. See “Long-Term Incentives – A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this CD&A for details.

Linking CEO Pay and Performance
A key component of our executive compensation philosophy is the link between compensation and overall business results and shareholder value creation. We strive to clearly communicate this to our shareholders and believe that looking at realizable pay in the following different contexts can illustrate this point effectively:
•	Realizable pay versus pay opportunity; and
•	Realizable pay for performance relative to peers.
CEO Realizable Pay versus Pay Opportunity. Many of the required disclosures concerning CEO compensation discuss pay elements or opportunities that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual compensation earned (or earnable) based on performance. To illustrate the differences, we compared pay opportunity to realizable pay on a year-by-year basis over the past three years; for this purpose, we use the following definitions:
Pay opportunity represents:
•	The sum of base salary and target EMIP opportunity for each fiscal year; and
•	The grant date fair value of stock options, RSUs and PRSUs granted in each fiscal year.
Realizable pay represents:
•	The sum of base salary and actual EMIP paid for each fiscal year;
•	The “in the money” value of any stock options granted in each fiscal year, valued as of their vesting date, or if unvested, as of December 31, 2020;
•	The value of RSUs granted in each fiscal year valued at their vesting date, or if unvested, as of December 31, 2020;
•	The number of PRSUs actually earned based on performance, valued as of December 31, 2020; and
•	For outstanding PRSUs (uncompleted performance cycles), the estimated number of PRSUs based on performance to date, valued as of December 31, 2020.

The chart below illustrates Philip Mezey’s (our former CEO) (for 2018) and Mr. Deitrich’s (for 2019 and 2020) realizable pay compared to their pay opportunities, as well as the corresponding year-end stock price for the last three years.

CEO Realizable Pay for Performance Relative to Peer Group. To provide another perspective, it is also helpful to understand the degree of alignment between CEO realizable pay and performance relative to our peer companies. See “Our Decision-Making Process – The Role of Peer Companies” in this CD&A for a list of the peer companies. To evaluate this alignment, we analyzed the relationship between realizable total direct compensation (TDC) for the CEO over 2017-2019 for the peer companies and for the Company, and TSR for the three years ended December 31, 2019. Note that this time period is different than used in the chart above since disclosed compensation information for our peer group companies was only available through 2019 at the time of the analysis.
For this purpose, realizable TDC is defined as the sum of:
•	Actual base salaries paid over the three-year period;
•	Actual annual incentives (bonuses) paid over the three-year period;
•	“In-the-money” value as of December 31, 2019 of any stock options granted over the three-year period;
•	The value as of December 31, 2019 of any restricted shares granted (including vested and unvested shares) over the three-year period; and
•
Cash-based long-term incentives awarded during the period, and the value as of December 31, 2019 of any performance shares granted over the three-year period (assuming target performance for cycles not completed).

The chart below illustrates the percentile ranking of our three-year TSR and Itron CEOs’ realizable TDC relative to our peer companies. As the chart indicates, during the three-year period our TSR performance was below the median of the peer companies and our CEOs’ realizable TDC was below the median. Itron CEO realizable TDC was within an “alignment corridor” representing a strong correlation between compensation and performance.

100%
ABOVE MEDIAN PERFORMANCE
BELOW MEDIAN REALIZABLE TDC
ALIGNMENT CORRIDOR
ITRON
50%
BELOW MEDIAN PERFORMANCE
ABOVE MEDIAN REALIZABLE TDC
0%
Relative 3-Year Total Shareholder Return
0%
50%
100%
CEO - Relative 3-Year Realizable Pay

Best Compensation Practices & Policies
We also believe the Company’s practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:
What We Do		What We Don’t Do
☑	Heavy emphasis on variable compensation	☒	No employment agreements
☑	Significant portion of annual long-term incentives are performance based	☒	No “single trigger” change-in-control cash payments
☑	Rigorous stock ownership guidelines	☒	No tax gross-ups in our change-in-control agreements
☑	Incentive Repayment (Clawback) Policy	☒	No option backdating or repricing
☑	Independent compensation consultant	☒	No hedging or pledging
☑	Annual risk assessments	☒	No special perquisites
2020 Say-On-Pay & Shareholder Engagement
Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also take into account the feedback we receive from our major shareholders, which is solicited by the Board Chair, and the Chair of the Compensation Committee, either in person or via telephone.
In 2020, approximately 94% of the votes cast supported our executive compensation decisions. The Board regularly conducts proactive outreach meetings with the Company’s largest shareholders. During 2020, the Company offered meetings to shareholders representing approximately 83% of shares outstanding, and directors met with shareholders representing approximately 23% of shares outstanding to discuss topics including Company strategy and performance, governance, and executive compensation. Overall, our shareholders are very supportive of our executive compensation program and its direction. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

What Guides Our Program
Our Compensation Philosophy & Objectives
The philosophy underlying our executive compensation program is to employ the best leaders in our industry to ensure we execute on our business goals, promote both short-and long-term profitable growth of the Company, and create long-term sustainable shareholder value, all grounded in the following guiding principles:
Pay for Performance
A significant portion of an executive’s total compensation should be variable (“at-risk”) and dependent upon the attainment of certain specific and measurable annual and long-term financial performance objectives.

Shareholder Alignment
Executives should be compensated through pay elements (base salaries and annual- and long-term incentives) designed to align executive compensation to the creation of long-term value for our shareholders.

Competitiveness
Target compensation should be set at the median of market to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Attraction and Retention
The executive compensation program should enable the Company to attract highly talented people with exceptional leadership capabilities and to retain high-caliber talent. When required, the Company may adjust individual elements of compensation to accomplish this goal.

The Principal Elements of Pay: Total Direct Compensation (TDC)
Our compensation philosophy is supported by the following principal pay elements:
Pay Element	How It’s Paid	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, individual performance, experience, and market levels
Annual Cash Incentive (EMIP)	Cash (Variable)	Focuses executives on achieving annual financial goals that drive long-term shareholder value	•	Payouts: 0% to 200%* of target based on financial performance attainment against pre-established goals, subject to the achievement of a threshold Adjusted EBITDA goal
• If the threshold Adjusted EBITDA goal is not achieved, no portion of the EMIP award will be paid
			•	Financial metrics: Adjusted EBITDA, Revenue, and Free Cash Flow
			•	The Committee retains discretion to further adjust the award upward or downward based on its assessment of individual performance
Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy	See below
Performance-Based Restricted Stock Units (PRSUs)		Rewards achievement of financial goals measured over a three-year performance period	•	Payouts: 0% to 200% of a target based on results against pre-established financial goals and relative TSR performance
			•	Financial metrics: Non-GAAP EPS and relative TSR
Stock Options		Rewards for stock price appreciation	•	Exercise price: 100% of fair market value on the grant date
			•	Vesting: 1/3 per year on the anniversary of the grant date
			•	Exercise term: 10 years
Time-Vested Restricted Stock Units (RSUs)		Supports retention	•	Vesting: 1/3 per year on the anniversary of the grant date
			•	Paid in Itron shares at vesting
*	Plan design allows for 200%; for fiscal 2020, the maximum payout was set at 150% of target.

Pay Mix
The charts below show the target annual TDC of our CEO, Mr. Deitrich, and our other NEOs for fiscal 2020. These charts illustrate that a majority of NEO TDC is variable (83% for our CEO and an average of 70% for our other NEOs). These charts do not include any one-time equity grants or awards outside of target annual TDC, if any.

 Note: Figures may not add up to 100% due to rounding.
Our Decision-Making Process
The Role of the Compensation Committee
The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, www.itron.com, by selecting “Investors,” and then “Corporate Governance.”
The Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.
The Role of Management
Members of our management team attend regular Compensation Committee meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Committee members can vote on decisions regarding NEO compensation.
The CEO reviews his recommendations pertaining to the compensation of other non-NEO executive officers with the Committee providing management input, transparency, and oversight. Approvals of non-NEO executive officer compensation are made by the Committee. The CEO does not participate in the deliberations of the Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
The Role of the Independent Consultant
The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has hired F.W. Cook as its independent consultant. F.W. Cook reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of F.W. Cook in accordance with SEC rules and concluded that F.W. Cook is independent.

The Role of Peer Companies
For some of our direct competitors who are not publicly held, or are smaller business units within a conglomerate, there is limited compensation information available. As a result, our peer companies for purposes of benchmarking executive compensation (Peer Companies) generally consist of direct competitors for which public information is available, who are part of the same broad Standard & Poor’s (S&P) industry classifications of technology hardware and equipment or in software and services, and who are similar in size and scope of global operations as Itron. The Committee reviews the Peer Companies on an annual basis.
Our current Peer Companies for setting compensation were updated in 2018. After review, and with the support of F.W. Cook, the Committee determined that no changes to the Peer Companies were necessary for the purposes of setting 2020 compensation. The 2020 Peer Companies are listed below:
Peer Companies

Diebold Nixdorf, Inc.*	PTC Inc.
EPAM Systems, Inc.*	Roper Technologies Inc.*
F5 Networks, Inc.*	Teradyne Inc.
FLIR Systems, Inc.	Trimble Inc.*
ITT Inc.	Unisys Corporation*
Keysight Technologies, Inc.*	Watts Water Technologies, Inc
Mueller Water Products, Inc.	Xylem Inc.
NetScout Systems, Inc.*	Zebra Technologies Corp*
Peer Data as of 12-31-2019
	$Millions
Percentile	Revenue	Market Cap
25th	$1,815	$3,008
50th	$2,571	$8,570
75th	$4,329	$12,193

Itron	$2,502	$3,332
Percentile Rank	49%	26%
*	Software and services included in their business mix.
For each of the Peer Companies, data regarding base salaries, annual incentives, and long-term incentives was obtained from their annual proxy statements. This data was supplemented with survey data prepared by Radford Survey & Consulting (Radford Survey), which provides compensation market information on more than 700 technology companies, aggregated and presented anonymously. The Radford Survey data was narrowed to those technology companies with revenues between $1 billion and $3 billion, similar to Itron.
With the support of F.W. Cook, the Committee evaluates this data for informational purposes when establishing a range of competitive compensation for our NEOs. For each NEO, the Committee determines the salary range, annual incentive target, and long-term incentive taking into consideration market data for the position being evaluated. However, market data is not the sole determinant of the Company’s practices or executive compensation levels. The Committee also considers the experience, performance, responsibilities, and contributions to the Company by each NEO when making its decisions. For the CEO, the Committee makes a recommendation to the full Board, and the independent members of the Board review and approve the CEO’s compensation.

The 2020 Executive Compensation Program in Detail
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Committee considers the CEO’s recommendations for NEO compensation (other than the CEO), as well as each NEO’s position and level of responsibility within the Company. The Committee considers factors such as relevant market data as well as individual performance and contributions. Prior to the onset of the COVID-19 pandemic, the Committee approved a base salary increase for Ms. Hooper and Mr. Cadieux to better align their salaries with the market for their roles. Annual base salary rates for 2020 were as follows:
NEO	2019	2020	% Increase
Thomas L. Deitrich	$800,000	$800,000	0%
Joan S. Hooper	$485,000	$520,000	7%
Sarah E. Hlavinka	$475,000	$475,000	0%
Michel C. Cadieux	$400,000	$410,000	3%
Donald L. Reeves III	$425,000	$425,000	0%
Annual Cash Incentives: The Executive Management Incentive Plan (EMIP)
The 2020 EMIP provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established financial performance objectives and can range from 0% to 150% of target award amounts. Target annual bonus opportunities are expressed as a p ercentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts. Other than an increase from 50% of base salary to 60% of base salary for Mr. Reeves to better align his target award opportunity with his role, target award opportunities for 2020 remained unchanged from 2019, and were as follows:
NEO	Target EMIP (as a % of Base Salary)
Thomas L. Deitrich	125%
Joan S. Hooper	75%
Sarah E. Hlavinka	75%
Michel C. Cadieux	75%
Donald L. Reeves III	60%
2020 Financial Performance Objectives. An individual NEO’s EMIP award is based on a mix of financial objectives.
Performance Objectives	Performance Metrics & Weightings	EMIP Weighting
Financial (100%)	Adjusted EBITDA*	45%
	Revenue	45%
	Free Cash Flow	10%
Total		100%
*	If the threshold Adjusted EBITDA goal shown on the table below is not achieved, no portion of the EMIP award will be paid.
In 2020, we used Adjusted EBITDA, Revenue and Free Cash Flow as the financial performance metrics in the EMIP to promote balance among focus on top line growth, profitability and cash generation. Adjusted EBITDA provides a more useful illustration of our financial performance and the ongoing operations of our business, since the adjustments exclude certain expenses that are not indicative of our recurring core operating results. This facilitates better comparisons to our historical performance and our competitors’ operating results.

Each year, the Committee reviews the financial performance and considers adjustments for items that are not reflective of normal operating performance for that year. These adjustments are items that the Committee believes are fair to both participants and shareholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. Such exclusions may consist of the costs and financial effects of restructuring, acquisitions and dispositions, selected legal costs and settlements, and the effects of foreign currency translation. No adjustments were made in 2020.
2020 Financial Performance Levels & Results. The following table shows the financial performance necessary to achieve threshold (25% payout), target (100% payout), and maximum (150% payout) bonus amounts, along with actual results for 2020:
	Threshold ($M)	Target ($M)	Maximum ($M)	Actual Results ($M)
Adjusted EBITDA	$278	$317	$349	$182
Revenue	$2,398	$2,525	$2,651	$2,173
Free Cash Flow	$138	$172	$189	$63
Note: Payouts are linearly interpolated for performance between threshold and maximum.
Based on the above financial performance results, the funding of the EMIP was set at 0% of each NEO’s applicable target because the threshold Adjusted EBITDA goal was not achieved. The Committee retains discretion to further adjust the award upward or downward based on its assessment of individual performance, but did not make any adjustments for 2020 awards.
Long-Term Incentives
The NEOs are eligible for long-term incentives, all of which were issued under the terms of our Second A&R 2010 Plan. The Committee considers a mix of equity vehicles when granting long-term incentives, and for 2020 approved target long-term incentives based on its historic mix of awards as follows:

Long-Term Incentives
Performance-Based Awards
Supports Retention; vests 1/3 per year on the anniversary of the grant date
Restricted Stock Units
Supports Retention; vests 1/3 per year on the anniversary of the grant date
25%
50%
Equity Vehicle Mix
25%
Stock Options
Rewards for stock appreciation; vests 1/3 per year on the anniversary of the grant date
RSUs
Stock Options
PRSUs

2020 Target Long-Term Incentive Award Grants. The table below shows the target annual long-term incentive award values granted for fiscal 2020 for each of the NEOs:
NEO	PRSUs* (at Target)	Stock Options**	RSUs*	Total Value
Thomas L. Deitrich	$1,500,000	$750,000	$750,000	$3,000,000
Joan S. Hooper	$625,000	$312,500	$312,500	$1,250,000
Sarah E. Hlavinka	$350,000	$175,000	$175,000	$700,000
Michel C. Cadieux	$400,000	$200,000	$200,000	$800,000
Donald L. Reeves III	$225,000	$112,500	$112,500	$450,000
*	Award amounts for PRSUs and RSUs were determined based on the closing price of our common stock on the date of grant on February 20, 2020, which was $87.27.
**	Individual award amounts were calculated based on Black-Scholes values.
A Closer Look at Performance-Based Restricted Stock Units (PRSUs). The actual number of PRSUs that are earned and vested are based on the achievement of specific financial performance goals and relative TSR results. Specifically, actual awards are linked to a three-year performance period that consists of three annual performance cycles. The performance result used to determine the actual award earned is calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles, then is adjusted based on performance relative to TSR as compared to the Russell 3000 Index.

2020 Performance Metrics: Non-GAAP EPS & Relative TSR. PRSUs are driven by the achievement of non-GAAP EPS and relative TSR performance targets.
•
Non-GAAP EPS: Non-GAAP EPS targets are set by the Committee at the beginning of each annual performance cycle. Payout levels can range from 50% to 160% of target for the performance cycle. No PSRUs are earned for performance below the threshold. The following table shows the thresholds, targets and maximums for non-GAAP EPS set by the Committee at the beginning of each annual performance cycle and our actual non-GAAP EPS results used for calculating PRSUs earned for 2018, 2019 and 2020:

Year	Threshold 50%	Target 100%	Maximum 160%	Results
2018	$2.86	$3.33	$3.66	$2.65
2019	$2.46	$2.74	$3.58	$3.32
2020	$3.33	$4.00	$4.67	$1.93
Note: The non-GAAP EPS results shown are based on financial results as reported for 2018 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2019), 2019, and 2020 (as reported in our Annual Report on Form 10-K for the year ended December 31, 2020). Performance for levels achieved between threshold, target, and maximum are linearly interpolated.

•
Relative TSR: At the end of the three-year performance period, the non-GAAP EPS attainment results for each of the annual performance cycles are averaged. The average non-GAAP EPS is then adjusted based on the achievement by the Company of TSR relative to the Russell 3000 index for the same three-year performance cycle as follows:

If relative TSR attainment is	Then the average EPS attainment is
At or below the 25th percentile	Adjusted down by 25%
At 50th percentile	No adjustment
At or above the 75th Percentile	Increased by 25%
Note: Adjustments for levels achieved between the 25th, 50th, and 75th percentiles are linearly interpolated.
For the 2020 PRSUs, the TSR targets and point multipliers were all established in December 2019 by the Compensation Committee and by the independent members of the full Board for the CEO.
PRSUs Earned and Vested In 2020 (1/1/2018 –12/31/2020). In 2018, the NEOs at that time were granted their target PRSUs with vesting based on achievement of the non-GAAP EPS and relative TSR performance targets for 2018, 2019, and 2020 as outlined above. The actual award earned was calculated at the end of the three-year performance period by averaging the results of the three annual performance cycles:
Year	Percentage of Attainment
2018	0%
2019	141%
2020	0%
2018-2020 Average	47%
Consistent with the terms of the LTIP, the average performance attainment for the 2018-2020 PRSUs was then adjusted upward by a factor of 1.15 since our TSR was at the 65th percentile of the Russell 3000 index. As a result, the NEOs (other than those who were not granted PRSUs in 2018) earned 54.2% of their target PRSUs for the 2018-2020 performance cycle, as follows:
NEO	Target PRSUs Granted	Actual PRSUs Earned
Thomas L. Deitrich	14,430	7,823
Joan S. Hooper	7,215	3,911
Sarah E. Hlavinka	6,033	3,270
Michel C. Cadieux	5,772	3,129
Donald L. Reeves	2,262	1,226
Program Changes for 2021
EMIP: For fiscal 2021, to prioritize profitability over revenue growth, the Compensation Committee has returned the mix of metrics under the EMIP to again place a heavier emphasis on Adjusted EBITDA as follows:
Performance Objectives	Performance Metrics & Weightings	EMIP Weighting
Financial (100%)	Adjusted EBITDA*	60%
	Revenue	30%
	Free Cash Flow	10%
Total		100%
*	If the threshold Adjusted EBITDA goal is not achieved, no portion of the EMIP award will be paid.

LTIP: For fiscal 2021, the Compensation Committee did not grant stock options as part of the annual LTIP awards and instead used a mix of 50% PRSUs and 50% RSUs.
One-Time Equity Grant: In February 2021, the Compensation Committee approved a one-time grant of time-based RSUs to certain of our NEOs, which vest in equal installments over three years. Ms. Hooper received a grant of 3,490 RSUs, Mr. Cadieux received a grant of 498 RSUs, and Mr. Reeves received a grant of 498 RSUs. These grants were to support retention.
Other Practices, Policies and Guidelines
Stock Ownership Guidelines
We believe that when our NEOs hold an equity interest in the Company, they will be less inclined to take excessive business risks. We maintain stock ownership guidelines to encourage our NEOs to own stock at least equal in value to:
Title	Multiple of Base Salary
CEO	6.0x
CFO	3.0x
Senior Vice Presidents who are Named Executive Officers	2.0x
Common stock, vested and unvested restricted shares, the net after-tax value of unexercised vested and unvested stock options, and stock held in the deferred compensation, 401(k) and the Employee Stock Purchase plans all count towards satisfaction of the guidelines. Additionally, participants are required to retain 50% of net profit shares from all stock acquired upon exercise or vesting unless the guideline level is achieved. Net profit shares are defined as the number of shares of stock acquired after payment of (i) in the case of options, any exercise price and tax withholding upon exercise, or (ii) in the case of restricted stock or restricted stock units, tax withholding upon vesting. We annually review the levels of stock ownership of our NEOs, and, based on a rolling 12-month average of our stock price as of the end of 2020, all of our NEOs have met the guidelines. We also have stock ownership guidelines for the members of our Board.
Anti-Hedging Policy
We prohibit the NEOs, other executive officers, directors and employees from engaging in transactions designed to insulate them from changes in the Company’s stock price. Therefore, the Company has an Anti-Hedging Policy that prohibits entering into transactions that include (without limitation) equity swaps or short sales of our securities, margin accounts or pledges of our securities, and hedges or monetization transactions involving our securities that are designed to hedge or offset any decrease in the market value of Itron securities. In addition, the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities is prohibited under this policy, and borrowing against any account in which our securities are held is prohibited.
Change-in-Control Agreements
We have entered into change-in-control agreements with certain of our executive officers to encourage their full attention and dedication to the Company in the event of a change-in-control of the Company, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. All equity awards granted have “double trigger” requirements before vesting upon a change-in-control. See “EXECUTIVE COMPENSATION TABLES – Potential Payments upon Change-in-Control” for descriptions of the benefits provided under the change-in-control agreements.
Employment Agreements; Severance Policy
We do not have formal employment agreements with our executive officers. However, we do have an Executive Severance Policy for our executive officers that provides severance pay equal to one year’s base salary, employer benefit premium payments or reimbursements for one year, and outplacement assistance provided there is a release of claims, non-disparagement, and confidentiality agreement with the executive officer. In addition, the executive officer must enter into a one-year non-compete agreement, where enforceable.

Incentive Repayment (Clawback) Policy
Under our Incentive Repayment (Clawback) Policy, in the event of a restatement of the Company’s financial results, the Compensation Committee, as designated by the Board, may review all cash or equity incentive awards that were based in whole or in part on the achievement of certain financial results.
Where award(s) were predicated, in part or in whole, upon the achievement of certain financial results that were subsequently the subject of a material financial restatement and, as determined by the Compensation Committee, the executive(s) engaged in fraud that caused or partially caused the need for the restatement, the Compensation Committee will seek forfeiture or reimbursement to the Company of the award(s) from the executive officer(s) engaged in fraud in full, net of tax. If a material financial restatement was not due to fraud, the Compensation Committee may review the circumstances and, in its discretion to the extent practicable and allowable under applicable laws, determine to require forfeiture or reimbursement to the Company of the amount of the award(s) that exceeded the lower amount, payment or value that would have been made based on the restated financial results, net of tax.
Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.
Executive Deferred Compensation
Executive officers located in the U.S. are eligible to participate in our Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly-compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and up to 50% of their annual cash incentive into a nonqualified account.
Executive officers are also permitted to elect to defer an additional portion of their base salary under the EDCP equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2020, the Company made matching contributions to the account of each participating executive at the rate of 75% of the first 6% of base salary and annual incentive deferred by the executive officer during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the EDCP starts after the employee reaches IRS limits on the 401(k) Plan and is no longer eligible for the 401(k) match. The executive officers’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the specified “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the 401(k) Plan (but currently do not include a Company stock fund).
See “EXECUTIVE COMPENSATION TABLES – 2020 Nonqualified Deferred Compensation Table” for more details.
General Benefits and Perquisites
Our NEOs receive the same benefits as our U.S. based salaried employees generally, including medical and dental benefits, group term life insurance, and short- and long-term disability protection. Itron also has relocation policies and benefits in place that may be applicable if an employee is required to move or has long-term extended business travel to a new location.
401(k) Plan and Employee Stock Purchase Plan
Executive officers located in the U.S. are eligible to participate in our 401(k) Plan which provides our employees, including the NEOs, with a 75% Company match on the first 6% of compensation deferred, subject to qualified plan limits. Similarly, executive officers located in the U.S. may participate in the Company’s Employee Stock Purchase Plan, along with our other U.S. employees.
We do not maintain any defined benefit or supplemental retirement programs for our NEOs.
2020 Risk Assessment
It is our belief that a majority of an NEO’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of the Company and our shareholders. Therefore, the Committee evaluated all of our plans and policies (applicable to executive officers and employees below the executive level) in December 2020 for attributes that could cause excessive risk-taking. We concluded that our programs and policies do not encourage excessive risk-taking because: (a) the salary component of our program is a fixed amount; (b) the majority of the average compensation paid to our executive officers is delivered in the form of equity ownership, which aligns the interest of our executive officers with those of our shareholders; (c) NEOs are subject to our stock ownership guidelines; and (d) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics such as (i) maximum award payouts based on the attainment of various and continually evolving Company financial objectives which diversify risks associated with a single indicator of performance, (ii) our equity-based incentives encourage a longer-term focus through multi-year performance periods, (iii) our risk-mitigating policies in place such as insider trading and hedging prohibitions and clawbacks, and (iv) review and approval of final awards by our Committee (and the independent members of the full Board in the case of the CEO), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.
CEO Pay Ratio
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:
For 2020, our last completed fiscal year:
•	the median of the annual total compensation of all employees of our company (other than our CEO) was $62,289; and
•	the aggregated annual total compensation of our current and former CEOs, based on compensation provided to each individual for the time he served as our CEO during 2020, was $3,638,204.
For 2020, the annual total compensation of our CEO was 58 times that of the median of the annual total compensation of all employees. This calculation is based on our employee population of 6,134, as of December 31, 2020. The median employee was identified using base pay, overtime pay, short-term incentives, and long-term incentive grant date fair values, for the twelve months ended December 31, 2020. Our median employee is located in Portugal. For purposes of this disclosure, we applied a Euro to U.S. dollars exchange rate of $1.2242 using a period-end rate of twelve months as of December 2020.
Annual total compensation for the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Impact of Tax and Accounting
We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Itron’s management and the board’s outside compensation consultant. Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2020 Annual Report on Form 10-K and the Company’s 2021 proxy statement.
Compensation Committee
Diana D. Tremblay, Chair
Daniel S. Pelino
Frank M. Jaehnert

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation of the Company’s NEOs. The amounts shown include amounts deferred at the executives’ election. All numbers are rounded to the nearest dollar.
ITRON, INC.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Thomas Deitrich President and CEO	2020	800,000	—	2,075,403	749,976	—	12,825(4)	3,638,204
	2019	650,000	—	3,333,990	1,999,984	567,668	12,600	6,564,242
	2018	550,000	—	1,867,771	499,518	—	12,375	2,929,664
Joan Hooper Senior Vice President and CFO	2020	511,298	—	949,389	312,479	—	39,138(4)	1,812,304
	2019	485,000	—	1,314,265	—	310,097	19,634	2,128,996
	2018	485,000	—	887,873	249,759	—	29,041	1,651,674
Sarah Hlavinka Senior Vice President, General Counsel and Corporate Secretary	2020	475,000	—	601,480	174,983	—	40,931(4)	1,292,393
	2019	475,000	—	614,992	—	248,484	23,809	1,362,284
	2018	190,865	650,000	875,335	199,994	—	241,796	2,157,990
Michel Cadieux Senior Vice President, Human Resources	2020	407,514	—	641,079	199,992	—	16,425(4)	1,265,009
	2019	400,000	—	733,583	—	232,500	9,000	1,375,083
	2018	400,000	—	747,067	199,797	—	12,375	1,359,239
Donald Reeves Senior Vice President, Outcomes	2020	425,000	—	326,812	112,487	—	13,070(4)	877,369
	2019	425,000	—	308,104	—	164,688	18,110	915,901
(1)
These columns reflect the aggregate grant date fair value of awards granted under our Long-Term Incentive Plan (LTIP) and Second A&R 2010 Plan (2010 SIP) determined in accordance with FASB ASC Topic 718. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of these equity awards.

(2)
Includes the grant date fair value of Performance RSUs (PRSUs) assuming target performance achievement. As the performance-contingent awards are based on separate measurements of the Company's financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated for the portion of the award related to performance in each year. Therefore, the value includes one-third of the target PRSUs for each active three-year performance cycle. For more details on how performance is calculated, refer to “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this Proxy Statement.

The grant date fair value of the performance related component is based upon the probable outcome for the award and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718. As required under FASB ASC Topic 718, the full grant date fair value for the TSR multiplier for the entire three-year performance cycle is included in the amounts shown for the initial year of each performance cycle and was determined using a Monte Carlo valuation model on the date the PRSUs were awarded. Grant date fair values assuming maximum performance achievement for the 2020 PRSUs for the full performance cycle (2020-2022) would be: T. Deitrich - $3,166,889; J. Hooper - $1,319,414; S. Hlavinka - $738,843; M. Cadieux - $844,418; D. Reeves - $474,997.
(3)	This column reflects the cash awards earned by the NEOs under our annual incentive program.
(4)
We value these benefits based on the actual costs or charges incurred by us for the benefits. The amounts shown under “All Other Compensation” consist of Company 401(k) matching contributions of $12,825 for Mr. Deitrich and Ms. Hlavinka, $15,457 for Ms. Hooper, $16,425 for Mr. Cadieux, and $13,070 for Mr. Reeves; a company match under the Executive Deferred Compensation Plan of $23,681 for Ms. Hooper and $19,732 for Ms. Hlavinka; and relocation costs of $8,374 for Ms. Hlavinka.

2020 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards to the NEOs during 2020.
ITRON, INC.
Grants of Plan - Based Awards
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Thomas Deitrich	—	$250,000	$1,000,000	$1,500,000	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	8,594	—	—	$749,998
	2/20/2020	—	—	—	6,446	17,188	34,376	—	—	—	$666,865(5)
	2/20/2020	—	—	—	—	—	—	—	28,069	$87.27	$749,976
Joan Hooper	—	$97,500	$390,000	$585,000	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	3,580	—	—	$312,427
	2/20/2020	—	—	—	2,685	7,161	14,322	—	—	—	$277,847(5)
	2/20/2020	—	—	—	—	—	—	—	11,695	$87.27	$312,479
Sarah Hlavinka	—	$89,063	$356,250	$534,375	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	2,005	—	—	$174,976
	2/20/2020	—	—	—	1,504	4,010	8,020	—	—	—	$155,530(5)
	2/20/2020	—	—	—	—	—	—	—	6,549	$87.27	$174,983
Michel Cadieux	—	$76,875	$307,500	$461,250	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	2,291	—	—	$199,936
	2/20/2020	—	—	—	1,719	4,583	9,166	—	—	—	$177,762(5)
	2/20/2020	—	—	—	—	—	—	—	7,485	$87.27	$199,992
Donald Reeves	—	$63,750	$255,000	$382,500	—	—	—	—	—	—	—
	2/20/2020	—	—	—	—	—	—	1,289	—	—	$112,491
	2/20/2020	—	—	—	967	2,578	5,156	—	—	—	$99,997(5)
	2/20/2020	—	—	—	—	—	—	—	4,210	$87.27	$112,487
(1)
Represents threshold, target and maximum opportunity under the Company's annual incentive program for fiscal 2020. Our annual incentive program is discussed under the caption “Annual Cash Incentives - The Executive Management Incentive Plan (EMIP)” in this CD&A.

(2)
Represents range of possible PRSU payouts for the three-year performance cycle beginning in 2020; earned PRSU awards are paid in Itron common stock. Our PRSUs are discussed under the caption “A Closer Look at Performance-Based Restricted Stock Units (PRSUs)” in this Proxy Statement.

(3)	Amounts shown in this column reflect the number of time-vested RSUs granted under our Second A&R 2010 Plan.
(4)	Amounts shown in this column reflect the number of options granted under our Second A&R 2010 Plan.
(5)
Amounts shown are based on target performance achievement for the 2020 portion of the three-year performance cycle. As required under FASB ASC Topic 718, includes the value of the award contingent upon the Company's financial performance and the full grant date fair value for the TSR multiplier. See footnote 2 of the Summary Compensation Table in this Proxy Statement for further details.

The non-equity incentive awards included in this table and also set forth in the Summary Compensation Table represent the annual incentive component of our NEO’s compensation. These potential payout awards are paid in cash as a percentage of each of the NEO’s salary, based upon achievement of certain pre-determined financial performance criteria and strategic objectives. For more details, refer to the “EXECUTIVE COMPENSATION – 2020 Executive Compensation Program in Detail” section of the CD&A.
The equity incentive plan awards included in this table represent PRSUs granted in 2020 for the 2020-2022 performance period, which were issued under the Company’s A&R 2010 Plan or Second A&R 2010 Plan, as applicable. For further details on these awards, see “EXECUTIVE COMPENSATION – 2020 Executive Compensation Program in Detail” in the CD&A.
The amounts included in the “All Other Stock Awards” column and in the “All Other Option Awards” column represent time-vested RSUs and stock options, respectively, both of which were issued under the A&R 2010 Plan or Second A&R 2010 Plan, as applicable. For further details on these awards, see “EXECUTIVE COMPENSATION – 2020 Executive Compensation Program in Detail” in the CD&A.

2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2020.
ITRON, INC.
Outstanding Equity Awards At Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Thomas Deitrich	12/10/2015	83,779		$35.13	12/10/2025
	2/24/2016	37,957		$40.05	2/24/2026
	2/23/2017	22,701		$65.55	2/23/2027
	2/22/2018	13,410	6,706	$69.30	2/22/2028
	2/22/2018					2,405	$230,640
	2/21/2019					10,945	$1,049,626
	2/21/2019							8,208(3)	$787,147
	9/19/2019	25,445	50,892	$76.55	9/19/2029
	9/19/2019					13,064	$1,252,838
	2/20/2020		28,069	$87.27	2/20/2030
	2/20/2020					8,594	$824,165
	2/20/2020							17,188(4)	$1,648,329

Joan Hooper	6/20/2017	11,515		$68.45	6/20/2027
	2/22/2018	6,705	3,353	$69.30	2/22/2018
	2/22/2018					1,203	$115,368
	5/9/2018					1,239	$118,820
	2/21/2019					6,841	$656,052
	2/21/2019							5,130(3)	$491,967
	5/17/2019					2,930	$280,987
	2/20/2020		11,695	$87.27	2/20/2030
	2/20/2020					3,580	$343,322
	2/20/2020							7,161(4)	$686,740

Sarah Hlavinka	9/12/2018	5,866	2,934	$66.30	9/12/2028
	9/12/2018					1,006	$96,475
	2/21/2019					4,378	$419,850
	2/21/2019							3,283(3)	$314,840
	2/20/2020		6,549	$87.27	2/20/2030
	2/20/2020					2,005	$192,280
	2/20/2020							4,010(4)	$384,559

Michel Cadieux	2/23/2017	9,080		$65.55	2/23/2027
	2/22/2018	5,364	2,682	$69.30	2/22/2028
	2/22/2018					962	$92,256
	2/21/2019					4,378	$419,850
	2/21/2019							3,283(3)	$314,840
	2/20/2020		7,485	$87.27	2/20/2030
	2/20/2020					2,291	$219,707
	2/20/2020							4,583(4)	$439,510

Donald Reeves	4/10/2014	983		$63.16	4/9/2024
	5/10/2016	4,802		$55.49	5/9/2026
	9/12/2018	2,200	1,100	$66.30	9/12/2028
	9/12/2018					377	$36,154
	7/1/2019					2,228	$213,665
	7/1/2019							1,670(3)	$160,153
	2/20/2020		4,210	$87.27	2/20/2030
	2/20/2020					1,289	$123,615
	2/20/2020							2,578(4)	$247,230

(1)
One third of the options granted on February 22, 2018 vest on each of February 22, 2019, 2020, and 2021. One third of the options granted on September 12, 2018 vest on each of September 12, 2019, 2020, and 2021. One third of the options granted on September 19, 2019 vest on each of September 19, 2020, 2021, and 2022. One third of the options granted on February 20, 2020 vest on each of February 20, 2021, 2022, and 2023.

Vesting information for each outstanding option award for the named executive officers that is unvested as of December 31, 2020 is described in the table below.
Vesting Date	Exercise Price	Thomas Deitrich	Joan Hooper	Sarah Hlavinka	Michel Cadieux	Donald Reeves
2021
2/20/2021	$87.27	9,356	3,898	2,183	2,495	1,403
2/22/2021	$69.30	6,706	3,353		2,682
9/12/2021				2,934		1,100
9/19/2021	$76.55	25,446

2022
2/20/2022	$87.27	9,356	3,898	2,183	2,495	1,403
9/19/2022	$76.55	25,446

2023
2/20/2023	$87.27	9,357	3,899	2,183	2,495	1,404
(2)
Represents time-vested RSUs granted under the Amended and Restated 2010 Plan. One third of the RSUs granted on February 22, 2018 will vest on each of February 22, 2019, 2020, and 2021. One third of the RSUs granted on May 9, 2018 vest on each of May 9, 2019, 2020, and 2021. One third of the RSUs granted on September 12, 2018 will vest on each of September 12, 2019, 2020, and 2021. One third of the RSUs granted on February 21, 2019 will vest on each of February 21, 2020, 2021, and 2022. One-third of the RSUs granted on May 17, 2019 vest on each of May 17, 2020, 2021, and 2022. One third of the RSUs granted on July 1, 2019 vest on each of July 1, 2020, 2021, and 2022. One third of the RSUs granted on September 19, 2019 vest on each of September 19, 2020, 2021, and 2022. One third of the RSUs granted on February 20, 2020 will vest on each of February 20, 2021, 2022, and 2023.

Vesting information for each restricted stock unit award for the named executive officers that is unvested as of December 31, 2020 is described in the table below.
Vesting Date	Thomas Deitrich	Joan Hooper	Sarah Hlavinka	Michel Cadieux	Donald Reeves
2021
2/20/2021	2,864	1,193	668	763	429
2/21/2021	5,472	3,420	2,189	2,189
2/22/2021	2,405	1,203		962
5/9/2021		1,239
5/17/2021		1,465
7/1/2021					1,114
9/12/2021			1,006		377
9/19/2021	6,532

2022
2/20/2022	2,865	1,193	668	764	430
2/21/2022	5,473	3,421	2,189	2,189
5/17/2022		1,465
7/1/2022					1,114
9/19/2022	6,532

2023
2/20/2023	2,865	1,194	669	764	430
(3)	Represents PRSUs granted for the three-year performance cycle beginning in 2019 assuming achievement at target levels of performance.
(4)	Represents PRSUs granted for the three-year performance cycle beginning in 2020 assuming achievement at target levels of performance.
(5)	Based on the closing price of our common stock on December 31, 2020 ($95.90).

2020 Option Exercises and Stock Vested Table
The following table provides information regarding stock option exercises and shares acquired upon the vesting of stock awards by the NEOs during the 2020 fiscal year.
ITRON, INC.
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)(3)
Thomas Deitrich			24,774	2,018,706
Joan Hooper			12,455	1,010,805
Sarah Hlavinka			5,459	499,767
Michel Cadieux	15,182	378,791	7,297	654,560
Donald Reeves			6,921	495,873
(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.
(2)
Value includes PRSUs earned based on financial results as originally reported for the three-year performance cycle beginning in 2018 and vested on December 31, 2020. See “Long-Term Incentives — A Closer Look at Performance−Based Restricted Stock Units (PRSUs)” in this Proxy Statement for more detail.

(3)	Based on the fair market value of our common stock on the vest date.
2020 Nonqualified Deferred Compensation Table
The following table provides information regarding the nonqualified deferred compensation of each of the NEOs for the 2020 fiscal year.
ITRON, INC.
Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Fiscal Year End ($)
Thomas Deitrich	—	—	—	—	—
Joan Hooper	127,644	23,681	84,374	—	608,545
Sarah Hlavinka	152,742	19,732	86,231	—	305,056
Michel Cadieux	—	—	—	—	—
Donald Reeves	—	—	—	—	—
(1)	This deferred compensation represents amounts that are reported as compensation earned in 2020 in the Summary Compensation Table.
(2)	This amount has been included in the “All Other Compensation” column of the Summary Compensation Table.

Executive Deferred Compensation Plan
Executive officers located in the U.S. are eligible to participate in the Company’s Executive Deferred Compensation Plan (EDCP). We offer the EDCP to our highly-compensated employees to give them the benefit of being able to defer some of their taxable income, which also encourages their retention with the Company. Participants may defer up to 50% of their base salary and up to 50% of their annual cash incentive into a nonqualified account.
Executive officers are also permitted to elect to defer an additional portion of their base salary under the EDCP equal to the amount of any contributions returned to them during the year from the Company’s 401(k) Plan. In 2020, the Company made matching contributions to the account of each participating executive at the rate of 75% of the first 6% of base salary and annual incentive deferred by the executive officer during that year, which is the same matching formula as the Company’s 401(k) Plan. The employer match into the EDCP starts after the employee reaches IRS limits on the 401(k) Plan and is no longer eligible for the 401(k) match. The executive officers’ account balances are adjusted for hypothetical investment earnings or losses according to the returns of the “measurement funds” selected by the executives. The measurement funds correspond to the mutual funds available for investment under the Company’s 401(k) plan (but currently do not include a Company stock fund).
Potential Payments upon Termination
The following describes certain actions and payments upon termination in accordance with Company policies and the provisions of our Second A&R 2010 Plan, pursuant to which all of our equity awards are granted.
Upon any termination of employment, our NEOs are entitled to receive any accrued and unpaid base salary through the date of termination.
Termination for Cause
The executive is entitled to receive any accrued and unpaid base salary through the date of termination. All options granted automatically expire when terminated for cause and all unvested time-vested RSUs and all unvested awards under the LTIP and the EMIP are forfeited in the event of termination for cause.

Termination Due to Death, Disability, or Retirement
What happens if termination is due to:
	Death or Disability	Retirement(1)
		2018 Awards	2019 Awards	2020 Awards
Annual Incentive Plan(2)	Prorated	Prorated	Prorated	Prorated
Time-vested RSUs(3)	Fully accelerated	If retire after 18 months following grant date, continued vesting subject to completion of new non-compete/non-solicit agreement and reasonable notice	If retire after 12 months following grant date, continued vesting subject to completion of new non-compete/non-solicit agreement and reasonable notice	If retire after 12 months following grant date, continued vesting subject to completion of new non-compete/non-solicit agreement and reasonable notice
Stock Options(4)	Fully accelerated
Unvested Options
If retire after 18 months
following grant date,
continued vesting subject
to completion of new
non-compete/non-solicit
agreement and
reasonable notice

Vested Options
Remain exercisable until
the original expiration
date of the grant

Unvested Options
If retire after 12 months
following grant date,
continued vesting subject
to completion of new
non-compete/non-solicit
agreement and
reasonable notice

Vested Options
Remain exercisable until
the original expiration
date of the grant

Unvested Options
If retire after 12 months
following grant date,
continued vesting subject
to completion of new
non-compete/non-solicit
agreement and
reasonable notice

Vested Options Remain exercisable until
the original expiration
date of the grant

Performance-Based RSUs (PRSUs)(5)
2018, 2019 & 2020
Awards
Shares awarded and
settled based on
actual attainment of
performance results as
measured at the end
of the performance
period ending in the
year of death or
disability. Number of
shares awarded is not
pro-rated for partial
employment during the
performance period.

If retire after 18 months
following grant date, shares
awarded at the end of the
performance period based
on actual attainment of
performance results as
measured at the end
of the performance
period. Number of
shares awarded is not
pro-rated for partial
employment during the
performance period.

If retire after 12 months
following grant date, shares
awarded at the end of the
performance period based
on actual attainment of
performance results as
measured at the end
of the performance
period. Number of
shares awarded is not
pro-rated for partial
employment during the
performance period.

If retire after 12 months
following grant date, shares
awarded at the end of the
performance period based
on actual attainment of
performance results as
measured at the end
of the performance
period. Number of
shares awarded is not
pro-rated for partial
employment during the
performance period.

(1)
Definition of Retirement: For purposes of all awards granted under the Second A&R 2010 Plan to NEOs located in the U.S., “retirement” means voluntary termination of employment after the date on which the award recipient has reached (i) the age of 55 and has a total of at least 10 years of continuous employment with Itron or (ii) the age of 60 and has a total of at least 5 years of continuous employment with Itron. For stock options granted in fiscal 2016 or prior, “retirement” means the earlier of age 65 or age 55 with at least 10 years of service with Itron.

(2)
Annual Incentive Plan: For awards under the EMIP, participants would receive a prorated award (assuming an award is earned) based on the number of calendar days employed during the performance period and such payout, if any, will be made at the same time as the other participants.

(3)
Time-vested RSUs: For the awards granted in fiscal 2018, if a retirement occurs after 18 months following the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards granted in fiscal 2019 and 2020, if a retirement occurs after 12 months following the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. If termination is due to death or disability (as defined in the Second A&R 2010 Plan), any unvested RSUs will vest immediately.

(4)
Stock Options: Upon retirement, all unvested options automatically expire. Vested options granted in 2016 or prior would remain exercisable until the earlier of three years following retirement or the option expiration date. However, for the awards granted in fiscal 2017, if a retirement occurs after 24 months following the grant date, options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards granted in fiscal 2018, if a retirement occurs after 18 months following the grant date, options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards granted in fiscal 2019 and 2020, if a retirement occurs after 12 months following the grant date, options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. If termination is due to death or disability, all unvested options become exercisable and remain exercisable until the earlier of one year following the date of death or disability, or the date on which the options expire by their terms.
(5)
Performance-Based RSUs (PRSUs): If termination occurs due to death or disability during the performance period, for the awards granted in fiscal 2018, 2019, and 2020, shares will be awarded and settled based on the performance period and results ending in the year of death or disability, and will not be pro-rated for partial employment during the performance period. For the awards granted in fiscal 2018, if a retirement occurs after 18 months following the grant date, awards will vest in full based on actual performance and the applied TSR multiplier calculated at the end of the performance period, subject to non-compete/non-solicit and reasonable notice restrictions. For the awards granted in fiscal 2019 and 2020, if a retirement occurs after 12 months following the grant date, awards will vest in full based on actual performance and the applied TSR multiplier calculated at the end of the performance period, subject to non-compete/non-solicit and reasonable notice restrictions. Vested units generally will be settled at the original vesting date set forth in the award agreement, and in accordance with the provisions of Section 409A of the Code.

Voluntary Termination or Termination without Cause
•
Stock Options: All unvested options automatically expire due to voluntary termination or termination by the Company without cause. Any vested options would remain exercisable until the earlier of 90 days following termination of employment or the date on which the options expire by their terms.

•	Time-vested RSUs: All unvested RSUs are forfeited upon voluntary termination or termination without cause.
•
Performance-Based RSUs (PRSUs): All unvested PRSUs are forfeited upon voluntary termination or termination without cause. Vested units will be settled in accordance with the provisions of Section 409A of the Code.

•
Annual Incentive Plan: The bonus under the EMIP would be forfeited in its entirety if the NEO is not employed by the Company or working as a service contractor for the Company at the time of the payout.

Potential Payments upon Change-in-Control
The following describes the material provisions of the change-in-control agreements that we have entered into with our NEOs except for Mr. Reeves, who is not party to a change-in-control agreement. The change-in-control agreements provide for the following benefits if there is a change-in-control and the NEO’s employment is terminated within 24 months by the Company without cause or by the NEO for “good reason”:
•
Severance Benefit: The change-in-control agreements provide Mr. Deitrich with a severance benefit equal to 2.5 times the sum of base salary and target annual incentive opportunity. For Ms. Hlavinka, Ms. Hooper, and Mr. Cadieux, the benefit is equal to 2 times the sum of base salary and target annual incentive opportunity. For all, the benefit is paid in cash in one lump sum.

•
Pro-Rata Annual Incentive for Year of Termination: The change-in-control agreements provide for a payment based on the greater of target opportunity or actual performance (as determined by the Board), prorated for the time worked during the year of termination.

•
Welfare Benefit Continuation: The change-in-control agreements provide Mr. Deitrich with 2.5 years of life and disability insurance coverage (with no tax gross-up). For Ms. Hlavinka, Ms. Hooper, and Mr. Cadieux, this benefit is equal to 2 years of life and disability insurance coverage (with no tax gross-up). The Agreements also provide our NEOs and their dependents with the same respective years of health care coverage.

•
Equity Award Vesting and Acceleration (Double Trigger): The change-in-control agreements provide that any acceleration for equity awards is “double trigger” and thus will occur only upon a change-in-control and a qualifying termination (a termination without cause or for good reason). All vesting acceleration is subject to consummation of the change-in-control transaction.

•	Excise Tax Gross-Up: There are no effective provisions for an excise tax gross-up.
•	Legal Fees: The change-in-control agreements provide that NEOs will be reimbursed for legal fees and expenses incurred in seeking to enforce the change-in-control agreement.

•
Restrictive Covenants: The change-in-control agreements include restrictive covenants relating to non-solicitation (one-year), non-disparagement, and non-competition (one-year, where enforceable), and require a release of all claims against the Company.

•	Definition of Change-in-Control: For purposes of the change-in-control agreements, a “change-in-control” generally consists of any of the following:
•	An acquisition of 25 percent or more of our voting securities;
•	Our current Board of Directors (and their approved successors) ceasing to constitute a majority of the Board;
•
Consummation of any merger or consolidation with or into another corporation, the effect of which would be that our Board would consist of a majority of directors who were not members of the Board prior to the merger or consolidation; or

•	Consummation of any sale or disposition of all or substantially all of our assets, or the approval by our shareholders of a plan of complete liquidation or dissolution of the Company.
•
Definition of Good Reason: For purposes of the change-in-control agreements, “good reason” for termination by the NEO of his or her employment generally means any one of the following acts by the Company following a change-in-control:

•	An adverse change in the NEO’s duties, status or position as an executive officer;
•	A reduction in the NEO’s base salary;
•	A reduction in the NEO’s annual bonus or long-term incentive opportunity;
•	The failure to continue to provide welfare, medical, and other fringe benefits which in the aggregate are substantially similar to those provided immediately prior to the change-in-control;
•	The requirement for the NEO to be based at an office more than 50 miles from the NEO’s office prior to the change-in-control; or
•	The failure by the Company or successor company to assume or agree to perform the provisions of the change-in-control agreement.
See also “Termination Payment Tables for NEOs” below.
Second A&R 2010 Plan Change-in-Control Provisions
Our Second A&R 2010 Plan provides that in the event of a change-in-control, as defined in our change-in-control agreements described above, unless otherwise provided in the award agreement, generally awards will be assumed or substituted for by the surviving corporation, and will accelerate only if not so assumed or substituted. The vesting and payout of PRSUs will be governed by the award agreement, as described below.
Performance-Based (PRSU) Change-in-Control Provisions
If a change-in-control occurs during the following performance periods; (2018-2020) under the 2018 grant, (2019-2021) under the 2019 grant, or (2020-2022) under the 2020 grant, the PRSU awards will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control (i) in the event the awards are not assumed by the acquiring entity, or (ii) the beginning of the performance period and the date of termination of employment in the event the awards are assumed by the acquiring entity.
Executive Officer Severance Policy
The Company recognizes that it is usually difficult for executive officers whose employment is terminated involuntarily to obtain a position comparable to the one he or she has with the Company. In view of this, any executive officer who is terminated involuntarily, except if terminated for disciplinary reasons, will be entitled to receive severance pay equal to one year’s base salary, employer benefit premium payments/reimbursement for one year and outplacement assistance provided that the executive (1) releases all claims that he or she may have against the Company, (2) enters into a one year non-compete agreement (where enforceable), (3) agrees not to solicit employees for a period of one year, and (4) agrees not to disparage the Company.
Termination Payment Tables for NEOs
The tables below reflect the estimated amount of incremental compensation payable to each of our NEOs in the event of termination of employment or change-in-control. The tables do not include benefits generally available to all employees on a non-discriminatory basis or payments and benefits that the NEOs would have already earned during their employment with us, whether or not a termination or change-in-control event had occurred. The amounts shown assume that such termination or change-in-control was effective as of December 31, 2020. The actual amounts to be paid out can only be determined at the time of such executive’s termination or upon a change-in-control, as applicable.
ITRON, INC.
Summary of Termination Payments
Thomas Deitrich
Executive Benefits(1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive(2)	$—	$—	$—	$—	$—	$—	$1,000,000	$1,000,000
Accelerated Stock Options(3)	$—	$—	$1,405,375	$1,405,375	$1,163,140	$—	$—	$1,405,375
Severance(4)	$—	$—	$—	$—	$—	$837,138	$—	$4,500,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$70,345
Accelerated RSUs(5)	$—	$—	$3,357,267	$3,357,267	$2,533,103	$—	$—	$3,357,267
Accelerated Performance RSUs (PRSUs)(6)	$—	$—	$3,185,702	$3,185,702	$1,537,373	$—	$—	$633,611
(1)
The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2.5 times the sum of the executive's base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)
Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. The annual incentive plan did not pay out in 2020, so the value represents the target bonus opportunity.

(3)
Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)
Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2.5 times the sum of base salary and target annual bonus.

(5)
For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)
Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Shares continue to vest through the year of death or disability and all unvested shares are accelerated. Fiscal 2019 and 2020 values assume target performance will be achieved. For the awards granted in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). For the awards granted in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2020, two three-year performance cycles (2019-2021 and 2020-2022) are not yet complete and target payouts are used. For the 2018-2020 performance cycle, actual payouts were less than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2020 ($95.90).
ITRON, INC.
Summary of Termination Payments
Joan Hooper
Executive Benefits(1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive(2)	$—	$—	$—	$—	$—	$—	$390,000	$390,000
Accelerated Stock Options(3)	$—	$—	$190,118	$190,118	$89,190	$—	$—	$190,118
Severance(4)	$—	$—	$—	$—	$—	$547,808	$—	$1,820,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$37,616
Accelerated RSUs(5)	$—	$—	$1,514,549	$1,514,549	$1,171,227	$—	$—	$1,514,549
Accelerated Performance RSUs (PRSUs)(6)	$—	$—	$1,553,772	$1,553,772	$867,032	$—	$—	$316,854
(1)
The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive's base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)
Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. The annual incentive plan did not pay out in 2020, so the value represents the target bonus opportunity.

(3)
Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2020, upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)
Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)
For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)
Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Shares continue to vest through the year of death or disability and all unvested shares are accelerated. Fiscal 2019 and 2020 values assume target performance will be achieved. For the awards granted in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). For the awards granted in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2020, two three-year performance cycles (2019-2021 and 2020-2022) are not yet complete and target payouts are used. For the 2018-2020 performance cycle, actual payouts were less than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2020 ($95.90).

ITRON, INC.
Summary of Termination Payments
Sarah Hlavinka
Executive Benefits(1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive(2)	$—	$—	$—	$—	$—	$—	$356,250	$356,250
Accelerated Stock Options(3)	$—	$—	$143,364	$143,364	$86,846	$—	$—	$143,364
Severance(4)	$—	$—	$—	$—	$—	$494,045	$—	$1,662,500
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$20,090
Accelerated RSUs(5)	$—	$—	$708,605	$708,605	$516,326	$—	$—	$708,605
Accelerated Performance RSUs (PRSUs)(6)	$—	$—	$1,012,992	$1,012,992	$628,433	$—	$—	$264,972
(1)
The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive's base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)
Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. The annual incentive plan did not pay out in 2020, so the value represents the target bonus opportunity.

(3)
Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2020, upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)
Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)
For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)
Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Shares continue to vest through the year of death or disability and all unvested shares are accelerated. Fiscal 2019 and 2020 values assume target performance will be achieved. For the awards granted in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). For the awards granted in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2020, two three-year performance cycles (2019-2021 and 2020-2022) are not yet complete and target payouts are used. For the 2018-2020 performance cycle, actual payouts were less than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2020 ($95.90).

ITRON, INC.
Summary of Termination Payments
Michel Cadieux
Executive Benefits(1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive(2)	$—	$—	$—	$—	$—	$—	$307,500	$307,500
Accelerated Stock Options(3)	$—	$—	$135,937	$135,937	$71,341	$—	$—	$135,937
Severance(4)	$—	$—	$—	$—	$—	$437,510	$—	$1,435,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$37,020
Accelerated RSUs(5)	$—	$—	$731,813	$731,813	$512,106	$—	$—	$731,813
Accelerated Performance RSUs (PRSUs)(6)	$—	$—	$1,054,421	$1,054,421	$614,911	$—	$—	$253,464
(1)
The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive's base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)
Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. The annual incentive plan paid out below target in 2020, so the value represents the incremental difference between the target and actual bonus paid.

(3)
Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2020, upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)
Effective April 29, 2014, the Executive Officer Severance Pay Policy provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)
For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)
Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Shares continue to vest through the year of death or disability and all unvested shares are accelerated. Fiscal 2019 and 2020 values assume target performance will be achieved. For the awards granted in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). For the awards granted in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2020, two three-year performance cycles (2019-2021 and 2020-2022) are not yet complete and target payouts are used. For the 2018-2020 performance cycle, actual payouts were less than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2020 ($95.90).

ITRON, INC.
Summary of Termination Payments
Donald Reeves
Executive Benefits(1)	Termination for Cause	Voluntary Termination	Death	Disability	Retirement	Termination Without Cause	Change-in- Control	Termination Without Cause or by Executive for Good Reason Following a Change-in- Control
Annual Incentive(2)	$—	$—	$—	$—	$—	$—	$255,000	$255,000
Accelerated Stock Options(3)	$—	$—	$68,892	$68,892	$32,560	$—	$—	$68,892
Severance(4)	$—	$—	$—	$—	$—	$457,788	$—	$1,360,000
Benefit Continuation	$—	$—	$—	$—	$—	$—	$—	$47,576
Accelerated RSUs(5)	$—	$—	$373,435	$373,435	$249,820	$—	$—	$373,435
Accelerated Performance RSUs (PRSUs)(6)	$—	$—	$524,957	$524,957	$277,726	$—	$—	$99,352
(1)
The above table does not include amounts under our Executive Deferred Compensation Plan, stock option awards that are fully vested, earned salary, and accrued vacation as those items are earned and due to the employee regardless of such termination or change-in-control events. It also does not include amounts payable under life insurance coverage, our accidental death & dismemberment coverage or our business travel accident coverage, which are programs available to all employees. Under the change-in-control agreement with this executive the term is 24 months following a change-in-control and the severance payment is equal to 2 times the sum of the executive's base salary and target annual bonus. Each form of payment is mutually exclusive based on the individual circumstances or events and therefore represents a single payment and should not be added together.

(2)
Pursuant to our change-in-control agreement with this executive, the annual bonus payable in the event of termination following a change-in-control is the greater of target or the actual amount earned. The annual incentive plan did not pay out in 2020, so the value represents the target bonus opportunity.

(3)
Represents in-the-money value of accelerated stock options based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2020, upon a termination due to retirement after the first anniversary of the grant date, stock options will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control, stock options will accelerate only if they are not assumed or substituted, and otherwise provide for a double trigger; values presume that the acquirer assumes outstanding stock options.

(4)
In December 2020, Mr. Reeves became entitled to the Executive Officer Severance Pay Policy which provides an executive officer, who is terminated involuntarily, a severance payment equal to 1 times base salary plus one year of continued benefits and outplacement. The change-in-control agreements provide for a severance payment equal to 2 times the sum of base salary and target annual bonus.

(5)
For the time-vested RSUs, upon termination due to death or disability, represents the accelerated value of the RSUs based on the closing price of our common stock on December 31, 2020 ($95.90). For the awards in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. For the awards in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, RSUs will continue to vest subject to non-compete/non-solicit and reasonable notice restrictions. 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary from the grant date. Upon a change-in-control only (single trigger), RSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding RSUs.

(6)
Upon a termination due to death or disability, awards will vest based on actual performance at the conclusion of the performance periods. Shares continue to vest through the year of death or disability and all unvested shares are accelerated. Fiscal 2019 and 2020 values assume target performance will be achieved. For the awards granted in fiscal 2018, upon a termination due to retirement after 18 months from the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). For the awards granted in fiscal 2019 and 2020, upon a termination due to retirement after the first anniversary of the grant date, awards will vest in full based on actual performance at the end of the performance period (no pro-rated payout). 2020 awards are assumed forfeited, as retirement at December 31, 2020 is before the first anniversary of the grant date. Pursuant to our award agreements with this executive the PRSUs outstanding as of the change-in-control will be vested at the greater of target or actual performance for the year, and pro-rated based on the number of calendar days between the beginning of the performance period and the change-in-control. Upon a change-in-control only (single trigger), PRSUs that are not assumed by an acquirer will accelerate; values presume that the acquirer assumes applicable outstanding PRSUs. As of December 31, 2020, two three-year performance cycles (2019-2021 and 2020-2022) are not yet complete and target payouts are used. For the 2018-2020 performance cycle, actual payouts were less than target. Upon a termination following a change-in-control, value represents the incremental difference in values between target and actual performance (e.g. no value for cycles where actual payouts are greater than or equal to target amounts). Values are based on the closing price of our common stock on December 31, 2020 ($95.90).

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
The Board, upon the recommendation of its Audit/Finance Committee, has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the 2021 fiscal year, subject to ratification by our shareholders. Although not required to do so, the Board is submitting the selection of Deloitte & Touche LLP for ratification by the Company’s shareholders for their views on the Company’s independent registered public accountant and as a matter of good corporate practice. Deloitte & Touche LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit/Finance Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit/Finance Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.
The Board recommends that shareholders vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accountant for fiscal year 2021.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S AUDIT FEES AND SERVICES
For the years ended December 31, 2019 and 2020, professional services were performed by Deloitte & Touche LLP and their respective affiliates (collectively, Deloitte). The aggregate fees billed by Deloitte for the years ended December 31, 2019 and 2020 were as follows:
Services Rendered	2019	2020
Audit Fees(1)	$7,684,56	$6,363,549
Audit-Related Fees(2)	—	—
Total Audit and Audit-Related Fees	7,684,560	6,363,549
Tax Fees(3)	1,965,159	1,962,798
Other Fees(4)	2,064	2,064
Total Fees	$9,651,782	$8,328,411
(1)
Audit services include fees for professional services rendered for the audit of the Company’s annual financial statements and internal controls over financial reporting for the years ended December 31, 2019 and 2020, including out of pocket expenses, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, services include statutory audits required, and accounting consultations on matters related to the annual audits or interim reviews.

(2)
Audit-related services are disclosed in the year incurred, based on when the work is performed. These services typically include due diligence in connection with acquisitions, accounting process advice, and agreed-upon procedures. We did not engage any such services during the years ended December 31, 2019 and 2020.

(3)
Tax services are disclosed in the year incurred, based on when the work is performed. These services include tax compliance, tax advice, and tax planning during the years ended December 31, 2019 and 2020.

(4)	Services performed by Deloitte qualifying as “Other” for the years ended December 31, 2019 and 2020, are related to accounting research tools and permitted consultation services.
The Audit/Finance Committee has adopted policies and procedures that require the Company to obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2019 and 2020, all services were pre-approved in accordance with the charter of the Audit/Finance Committee.

2020 AUDIT/FINANCE COMMITTEE REPORT
The Audit/Finance Committee is composed of independent directors as defined by Rule 5605(a)(2) of the Nasdaq rules and acts under a written charter developed by the Committee and approved by the Board. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent registered public accounting firm in 2020, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of our Board of Directors.
In connection with the December 31, 2020 financial statements, the Audit/Finance Committee hereby reports as follows:
(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements and report on internal control over financial reporting with management.
(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by PCAOB Auditing Standards concerning Communications with Audit Committees.
(3)
The Audit/Finance Committee has received the written disclosures and the letter from the auditors, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence and discussed with the auditors the auditors’ independence.

(4)
Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors and the Board has approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission.

Audit/Finance Committee

Timothy M. Leyden, Chair Thomas S. Glanville Jerome J. Lande Gary E. Pruitt

EQUITY COMPENSATION PLAN INFORMATION
The following table gives certain information about our equity compensation plans in effect as of December 31, 2020.
Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders(1)	976,944	$61.95(2)	5,775,577(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	976,944	$61.95(2)	5,755,577(3)
(1)
Under the provisions of the Second A&R 2010 Plan, the Company may grant stock awards, stock units, performance shares, stock appreciation rights, and performance units (collectively Awards) in addition to stock options. For purposes of this table, the number of PRSUs included are determined based on achievement of target performance goals.

(2)	The weighted-average exercise price pertains only to outstanding options and excludes 493,630 shares issuable upon vesting of outstanding Awards.
(3)	This number includes 5,597,418 shares available for issuance under the Second A&R 2010 Plan and 178,159 shares available for issuance under the 2012 Employee Stock Purchase Plan, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
The following table provides information with respect to the beneficial ownership of our common stock as of March 16, 2021 by each of our directors, each of our named executive officers listed in the Summary Compensation Table, and all of our director nominees, directors, and executive officers as a group. The percentage ownership data is based on 45,121,684 shares of our common stock outstanding as of March 16, 2021. Under SEC rules, beneficial ownership includes shares over that which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days or shares of restricted stock units vested or that will vest within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Name	Shares Beneficially Owned
	Number	Percent
Directors and Executive Officers:
Thomas L. Deitrich(1)	310,449	*
Joan S. Hooper(2)	45,958	*
Michel C. Cadieux(3)	47,276	*
Sarah E. Hlavinka(4)	17,059	*
Donald L. Reeves(5)	11,267	*
Thomas S. Glanville(6)	9,421	*
Frank M. Jaehnert(7)	11,729	*
Jerome J. Lande(8)	12,894	*
Timothy M. Leyden(9)	12,360	*
Daniel S. Pelino(10)	15,403	*
Gary E. Pruitt(11)	43,791	*
Diana D. Tremblay(11)	11,729	*
Lynda L. Ziegler(13)	13,730	*
All directors and executive officers as a group (15 persons)(14)	566,339	1.25%
*	Less than 1%.
(1)	For Mr. Deitrich, includes 199,354 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $50.71 per share.
(2)
For Ms. Hooper, includes 25,471 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $71.67 per share, and 1,239 RSU shares vesting within 60 days.

(3)	For Mr. Cadieux, includes 19,621 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $69.85 per share.
(4)	For Ms. Hlavinka, includes 8,049 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $71.99 per share.
(5)	For Mr. Reeves, includes 9,388 shares issuable on exercise of outstanding options exercisable within 60 days at a weighted average exercise price of $63.57 per share.
(6)	For Mr. Glanville, represents shares owned as of March 16, 2021.
(7)	For Mr. Jaehnert, represents shares owned as of March 16, 2021.
(8)
For Mr. Lande, represents shares owned as of March 16, 2021. Mr. Lande was appointed to our Board through an agreement with Scopia. Through November 1, 2020, Mr. Lande waived equity grants for compensation for his service as a director on our Board, and, as an employee of Scopia, did not have voting or investment power over and disclaimed beneficial ownership of the shares of the Company owned by Scopia. Beginning on November 1, 2020, Mr. Lande began again receiving his equity grants.

(9)	For Mr. Leyden, represents shares owned as of March 16, 2021.
(10)	For Mr. Pelino, represents shares owned as of March 16, 2021.
(11)	For Mr. Pruitt, represents shares owned as of March 16, 2021.
(12)	For Ms. Tremblay, represents shares owned as of March 16, 2021.

(13)	For Ms. Ziegler, represents shares owned as of March 16, 2021.
(14)	Includes 262,974 shares issuable on exercise of outstanding options that are held by all current directors and executive officers and are exercisable within 60 days.
Principal Shareholders
The following table provides information with respect to the beneficial ownership of our common stock as of March 16, 2021 by each person that we know beneficially owns more than five percent (5%) of our common stock.
	Shares Beneficially Owned
Name and Address	Number	Percent
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10055	6,122,597	13.57%

Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,141,099	9.18%

(1)
Information is based on Amendment No. 18 to a Schedule 13G filed with the SEC on January 26, 2021 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2020 on behalf of its investment advisory subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock (Netherlands) B.V., BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management (UK) Ltd. The Schedule 13G indicates that BlackRock Fund Advisors beneficially owns 5% or greater of these shares reported, and that BlackRock, Inc. has sole voting power over 6,122,597 of these shares and sole dispositive power over 6,167,292 of these shares.

(2)
Information is based on Amendment No. 9 to a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (Vanguard), reporting beneficial ownership as of December 31, 2020. The Schedule 13G indicates that Vanguard has sole dispositive power over 4,018,134 of these shares and shared dispositive power over 122,965 of these shares. Vanguard has sole voting power over 0 of these shares and shared voting power over 91,099 of these shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require our executive officers, directors, and greater than 10% shareholders to provide us with copies of all Section 16(a) forms they file.
Based solely on our review of these forms and written representations received from certain reporting persons, we believe that during 2020 all of our executive officers, directors, and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them.
LIST OF SHAREHOLDERS OF RECORD
A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at the office of the Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019. A shareholder may examine the list for any legally valid purpose related to the annual meeting.
ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of our 2020 Annual Report to Shareholders, which includes our financial statements for the year ended December 31, 2020, accompanies this proxy statement. In addition, you may view the Annual Report and this proxy statement on our Company website, www.itron.com, by selecting “Investors” and then “Financials and Filings.”

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING
Under the SEC’s proxy rules, shareholder proposals that meet specified conditions must be included in our proxy statement and proxy for the 2022 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2022 annual meeting must give us written notice of the proposal not later than November 26, 2021 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders who wish to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws provide that the notice of proposals to be considered at our annual meeting must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). Shareholders who intend to present proposals at the 2022 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose not later than February 12, 2022 and no sooner than January 13, 2022. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2022 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law, and our Amended and Restated Bylaws.
Shareholder proposals should be directed to the attention of our Corporate Secretary, Itron, Inc., 2111 N. Molter Road, Liberty Lake, Washington 99019.
OTHER INFORMATION
We make available, free of charge, copies of our filings with the SEC, including this proxy statement and our Annual Report to Shareholders, upon the request of shareholders. The documents are also available for downloading or printing by going to our website at www.itron.com, and selecting “Investors” and then “Investor Relations - Financial Information.” Shareholders may submit a request for printed copies by e-mail through our website at www.itron.com, by selecting “Investors” and then “Contact Investor Relations” or by mail to the following address:
Itron, Inc. – Attention: Investor Relations
2111 N. Molter Road
Liberty Lake, Washington 99019

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ITRI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38537-P49299

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITRON, INC.

The Board of Directors recommend a vote FOR all the nominees listed.

1. Election of Directors:

Nominees	**For**	**Against**	**Abstain**
1a. Thomas L. Deitrich	☐	☐	☐
1b. Timothy M. Leyden	☐	☐	☐

The Board of Directors recommend a vote FOR Proposals 2 and 3.

	For	**Against**	**Abstain**
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountant for 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

D38538-P49299

ITRON, INC.
Annual Meeting of Shareholders
May 13, 2021 9:00 AM
This proxy is solicited by the Board of Directors

Thomas L. Deitrich and Sarah E. Hlavinka, and each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Itron, Inc. to be held on May 13, 2021, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Continued and to be signed on reverse side

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ITRI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 12, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 10, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38539-P49299

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITRON, INC.

The Board of Directors recommend a vote FOR all the nominees listed.

1. Election of Directors:

Nominees	For	Against	Abstain
1a. Thomas L. Deitrich	☐	☐	☐
1b. Timothy M. Leyden	☐	☐	☐

The Board of Directors recommend a vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountant for 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

D38540-P49299

ITRON, INC.
Annual Meeting of Shareholders
May 13, 2021 9:00 AM
This proxy is solicited by the Board of Directors

Fidelity Management Trust Company ("Fidelity"), as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by Fidelity as holder of record. **Fidelity will vote your securities in accordance with your wishes if you execute this form and return it promptly in the enclosed business reply envelope, or provide directions via the telephone or internet, as described elsewhere in this form. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.**

For this meeting, to the extent of its authority to vote securities in the absence of participant instructions, unless otherwise required by law, Fidelity will not vote any allocated shares with respect to which Fidelity does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please provide your vote directions by May 10, 2021.

Continued and to be signed on reverse side